Filed pursuant to Rule 424(b)(3)

File No. 333-187362

ACE MARKETING & PROMOTIONS, INC.

5,000,000 Shares of Common Stock

This prospectus relates to the resale of 5,000,000 Put Shares that we will put to TCA pursuant to the Equity Agreement. The Equity Agreement with TCA provides that, for a period of twenty-four (24) months commencing on the effective date of the registration statement, TCA is committed to purchase up to $2,000,000 of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Agreement.

TCA is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. TCA will pay us ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five (5) consecutive trading days after the Company delivers to TCA an advance notice in writing requiring TCA to advance funds (an “Advance”) to the Company, subject to the terms of the Equity Agreement.

We will not receive any proceeds from the sale of these Shares offered by the Selling Security Holder. However, we will receive proceeds from the sale of our Shares under the Equity Agreement. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.

Our common stock is currently quoted on the OTCBB under the symbol “AMKT.” The Shares registered hereunder will be offered for sale by TCA at prices established on the OTCBB during the term of this offering. On March 14, 2013, the closing price as reported on the OTCBB was $0.40 per share. These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 7.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2013

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements. References to the “Company,” “we,” “us,” “our” and similar words refer to Ace Marketing & Promotions, Inc.

ACE MARKETING & PROMOTIONS, INC.

Overview

Ace Marketing & Promotions, Inc. (the “Company” or “Ace”), a New York corporation, is a business and technology development company focusing on brand marketing, advanced integrated marketing platforms, mobile marketing, social networks, website development and digital media.

Ace Marketing has created a comprehensive suite of Integrated Marketing Solutions to Manage and Implement Branding and Marketing Strategies.  Ace’s proprietary Technology Platform, “AcePlace”, is the centerpiece of our implementation strategy. AcePlace eliminates the need for companies to rely on multiple vendors to put their marketing strategies to work.

Ace’s implementation philosophy is based on a systematic and data-driven process to identify ideal clients, prospects and branding strategies.  Our integrated platforms utilize the ideal delivery methods to strengthen brand awareness and drive effective marketing programs that produce results that can be easily defined and measured.

Since June 9, 2005, our common stock has been traded on the OTCBB under the symbol “AMKT.” On March 14,, 2013, the closing price of our common stock was $0.40 per share.

Our executive offices are located at 600 Old Country Road, Suite 541, Garden City, NY 11530, and our telephone number at such office is (516) 256-7766.

Recent Developments

On November 27, 2012, the Company engaged Legend Securities, Inc. (“Legend”) to act as Placement Agent for an offering of the Company’s securities. In connection with this offering, the Company issued to Legend’s investors approximately 3,166,670 shares of the Company’s common stock for a purchase price of $.30 per share. For every two shares purchased, investors received a warrant to purchase one share of common stock, exercisable at $.50 per share through December 15, 2017 (the “Legend Offering”).

In addition to cash compensation, Legend received warrants to purchase 15% of the number of shares sold in the Legend Offering (the “Placement Agent Warrants”) under the same terms offered to investors.

On November 20, 2012, four (4) current stockholders of the Company invested an aggregate of $301,000 into the Company under the same terms as the Legend Offering. On February 1, 2013, February 28, 2013 and March 14, 2013, three additional persons invested $60,000, $160,000 and $30,000, respectively on the same terms as the Legend Offering.

Between November 20, 2012 and March 11, 2013, the Company has received gross proceeds of $1,471,000 for use as general working capital with an emphasis on its Proximity Marketing business.

Corporate Developments

On January 28, 2013, the Company announced that the Board of Directors has proposed to change the Company's name to "Applied Marketing Technologies Inc.", subject to the shareholders' approval at the upcoming shareholder meeting.

The Company’s corporate strategy is to position itself as a business and technology development company focusing on advanced integrated marketing platforms, mobile marketing, social networks, and digital media. The proposed new name will better reflect the Company’s evolved mission, diversified operations and commitment to developing innovative marketing technology solutions. The Company also formed two new wholly-owned subsidiaries to go along with its existing subsidiary (Mobiquity Networks, Inc.), each focused on driving new revenue through the commercialization of one or more propriety technologies developed or acquired by the Company.

The first new subsidiary is Ace Marketing, Inc. (“AMI”), an Integrated Marketing Company focused on marketing process analysis and technology-based growth acceleration strategies. AMI offers Brand Analysis & Development, Website Analysis & Development, Database Analysis & Building, and Integrated Marketing Campaigns using: direct mail, email marketing, mobile marketing, promotional products and other mediums that help its clients connect with their customers and acquire new business. Additionally, AMI will utilize our proprietary back-office business process management platform dubbed “Axxion”. The Company created this platform to ensure efficient business process scalability. Axxion will be the cornerstone of a planned growth strategy focused on acquisition and an aggressive sales team expansion.

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The second new subsidiary is Venn Media, created to commercialize a proprietary Web Development Platform (with CMS as defined below) engineered to revolutionize the way websites are developed and maintained. The Venn Media platform drastically reduces the programming and coding required to deliver outstanding functionality, and delivers a Content Management System (“CMS”) that puts the control of content back into the Clients’ hands. More importantly, the Venn CMS allows clients to manage their Branded Merchandise/Company Store, In-House Database, E-mail and SMS Text marketing communication from a single platform. Over 75 projects have already been built and successfully launched on Venn Media’s version one platform. Version two, which is already in development, with advanced social media integration is scheduled to be launched later in fiscal 2013.

The third subsidiary is Mobiquity Networks, a leading provider of hyper-local mobile marketing solutions. Mobiquity is continuing to attempt to build one of the nation's largest Proximity Marketing networks. Proximity Marketing is a location-based marketing tool that delivers rich digital content to any Bluetooth or Wi-Fi enabled device within a 300ft radius of a central terminal. Mobiquity’s technology permits delivery to virtually any mobile device and properly formats each message to ensure that every user receives the best possible experience. Results are fully trackable, giving campaigns full performance accountability. Mobiquity offers brands the opportunity to reach millions of consumers with relevant, engaging content that is 100% free to the end user. The Mobiquity network is the largest mall-based network of its kind. It is currently installed in 75 malls across the US, covering each of the top 10 designated marketing areas “DMA’s”), and has the ability to reach approximately 96 million shopping visits per month.

The Company has been licensing the U.S. rights to its proximity marketing units from FuturLink, SA, a pioneer in the field of location-based mobile marketing and purchasing its inventory directly from FuturLink. These proximity marketing units were developed by FuturLink with innovative platforms utilizing Bluetooth, Wi-Fi, QR (Quick Response codes) and NFC (Near Field Communications) to create, manage and deploy mobile marketing campaigns. On March 7, 2013, the Company acquired the assets of FuturLink in exchange for an undisclosed amount of cash, which cash was paid from the Company’s current working capital. These assets include, without limitation, the FuturLink technology (patents and source codes), trademark(s) and access point (proximity marketing) component parts.

As the technology owner, the Company realized immediate cost savings and will leverage the hardware and software included in its purchase to expand its mall-based footprint in the United States. The acquisition of FuturLink’s technology and corresponding patents provides the Company with vertical integration and provides it with flexibility and autonomy. By owning the technology, the Company has the ability to do the following:

•	Increase download speed for both Bluetooth and Wi–Fi,

•	Add customer dashboard for real-time reporting of campaign statistics,

•	Implementation of a rewards program to increase download loyalty,

•	Ability to deliver apps directly via Bluetooth and Wi-Fi

•	Reduce cost of proximity marketing units by approximately 60-70% and

•	Eliminate the payment of licensing fees to FuturLink of approximately $175,000 per annum.

It is the Company’s intention to continue its established relationship with Blue Bite, to maintain the proximity marketing network and to enhance the FuturLink platform capabilities through the integration of additional mobile solutions.

The acquisition of the assets of FuturLink’s assets did not result in the acquisition of a significant subsidiary as defined under Article 1(w) of Regulation S-X.

About This Offering

This offering relates to the resale of up to 5,000,000 shares of our common stock, which are the Put Shares that we will put to TCA pursuant to the Equity Agreement. The 5,000,000 shares included in this prospectus represent a portion of the aggregate shares issuable to the Selling Security Holder under the Equity Agreement. Pursuant to the Equity Agreement:

☐	TCA agreed to purchase from the Company, from time to time, in the Company’s discretion (subject to the conditions set forth therein), for a period of twenty-four (24) months, commencing on the effective date of the registration statement filed by the Company for resale of the Shares issuable under the Purchase Agreement, up to $2,000,000 of the Company’s common stock;

☐	Pursuant to a registration rights agreement between the Company and TCA entered into in connection with the Equity Agreement, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act, of shares of common stock issuable under the Equity Agreement;

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☐	The purchase price for the shares of common stock sold under the Equity Agreement will be equal to ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five (5) consecutive trading days (the “Pricing Period”) after the Company delivers to TCA an Advance notice in writing (the “Market Price”) requiring TCA to Advance funds to the Company, subject to the terms of the Equity Agreement.

☐	The maximum amount of common stock that TCA shall be obligated to purchase with respect to any single Advance under the Equity Agreement will be the greater of: (i) an amount calculated by multiplying the Market Price applicable to the relevant Advance notice by 200,000 shares or (ii) two hundred percent (200%) of the average daily volume of shares of common stock traded during the immediately preceding five (5) consecutive trading days applicable to the relevant Advance notice.

☐	As further consideration for TCA entering into and structuring the equity facility, the Company shall pay to TCA a fee by issuing to TCA that number of shares of the Company’s common stock that equal a dollar amount of one hundred thousand dollars ($100,000) (the “Facility Fee Shares”). It is the intention of the Company and TCA that the value of the Facility Fee Shares shall equal $100,000. In the event the value of the Facility Fee Shares issued to TCA does not equal $100,000 after a ninth month evaluation date, the Equity Agreement provides for an adjustment provision allowing for necessary action to adjust the number of shares issued. In February 2013, TCA sold 196,078 shares it received and it received net proceeds of approximately $48,000. The Company elected to pay the remaining Facility Fee in cash in March 2013.

We relied on an exemption from the registration requirements of the Securities Act. The transaction does not involve a private offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about the Company and its investment.

At an assumed purchase price under the Purchase Agreement of $0.38 (equal to 95% of the closing price of our common stock of $0.40 on March 14, 2013), we will be able to receive up to $1,900,000. in gross proceeds, assuming the sale of the entire 5,000,000 Shares being registered hereunder pursuant to the Equity Agreement. At an assumed purchase price of $0.40 under the Equity Agreement, we would be required to register approximately 263,158 additional shares to obtain the balance of $2,000,000 under the Equity Agreement. The Company is currently authorized to issue 100,000,000 shares of its common stock. TCA has agreed, subject to certain exceptions listed in the Equity Agreement, to refrain from holding an amount of shares which would result in TCA or its affiliates from owning more than 9.99% of the then-outstanding shares of the Company’s common stock at any one time.

We will bear the expenses of this offering, which we estimate to be approximately $70,000, including legal expenses of approximately $45,000, accounting expenses of approximately $10,000, and miscellaneous expenses, including printer costs and SEC filing fees, of approximately $15,000.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Agreement.  These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

TCA will periodically purchase our common stock under the Equity Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to TCA to raise the same amount of funds, as our stock price declines.  Neither the Equity Agreement nor any rights of the parties under the Equity Agreement may be assigned or delegated to any other person.

Summary of the Shares Offered by the Selling Security Holder

Common stock Offered by the Selling Security Holder	5,000,000 shares of common stock.

Common Stock Outstanding Before the Offering	34,230,252 as of March 11, 2013

Common Stock Outstanding After the Offering	39,230,252 shares, assuming the sale of all of the shares being registered in this Registration Statement.

Terms of the Offering	The Selling Security Holder will determine when and how it will sell the common stock offered in this prospectus.

Termination of the Offering	Pursuant to the Equity Agreement, this offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holder. However, we will receive proceeds from the sale of our common stock under the Equity Agreement. The proceeds from the offering will be used for working capital and general corporate purpose. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

OTCBB Symbol	AMKT

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SUMMARY FINANCIAL DATA

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Operations

For the Year Ended December 30,

	2012	2011
Total Revenue	$2,890,652	$3,243,318
Loss from operations	$(3,946,735)	$(2,207,964)
Net loss	$(4,134,061	$(2,209,508)
Net loss per common share (basic and diluted)	$(.16)	$(.11)
Weighted average common shares outstanding	26,216,795	20,566,338

Statement of Financial Position

For the Years Ended December 30,

	2012	2011
Cash and cash equivalents	$362,598	$605,563
Total assets	$1,846,170	$2,205,738
Working Capital	$561,625	$961,393
Long term debt	$298,376	$-0-
Stockholders’ equity	$1,038,984	$1,683,993

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RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Forward Looking Statements.” If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We have a history of operating losses.

Since we went public in 2005, we have experienced a continued history of operating losses.  For the years ended December 31, 2012, 2011, and 2010 we incurred a net loss of $4,134,061, $2,209,508 and $1,762,256, respectively. Our operating losses for the past three years are attributable to the general state of the economy, the retooling of our mobile marketing campaign with the purchase of our proximity marketing boxes and substantial non-cash based compensation. We can provide no assurances that our operations will be profitable in the future. During the fiscal years ended December 31, 2012, 2011 and 2010, we have completed equity financings totaling $1,887,556 $2,222,727 and $1,364,800, respectively.  We can provide no assurances that we will be able to continue to raise additional financing to supplement our liquidity and capital resource needs on terms satisfactory to us if at all.

THE COMPANY ENTERED INTO A CONVERTIBLE PROMISSORY NOTE WHICH IS SECURED BY ALL THE ASSETS OF THE COMPANY. AN UNCURED DEFAULT UNDER THE NOTE COULD MATERIALLY ADVERSELY AFFECT THE COMPANY’S LIQUIDITY AND CAPITAL RESOURCES.

On June 12, 2012, we entered into a Secured Convertible Promissory Note due December 12, 2013 in the amount of $350,000 with TCA Global Credit Master Fund L.P., which Note had an effective date of May 31, 2012. This Note is secured by all the assets of the Company. While the Note is outstanding, in the event the Company is in default under any terms of the Note or the other Transaction Agreements, including, without limitation, the Equity Agreement and Registration Rights Agreement described elsewhere herein, TCA could call the Note and refuse to honor the provisions under the Company’s Equity Agreement. A default under the Note or other Transaction Documents, which is not cured within any permitted cure period specified in said agreements, could cause the Company to have to immediately retire the TCA Secured Note at a time when it would not be advantageous to the Company and could materially adversely affect the Company’s liquidity and capital resources. We can provide no assurances that the Company will be able to meet its obligations under the Note and the other Transaction Documents.

Our proximity marketing business is new, unproven and the establishment of this business may not result in sufficient revenues and profitability to justify the expenditures thereof. Also there are no assurances that we will be able to successfully compete in the proximity marketing business.

In 2008 we became an authorized distributor, provider and reseller in the United States of mobile advertising solutions, in the mobile advertising and proximity marketing industry. As of the date of this Prospectus, we have not generated any significant revenue from this new and unproven segment of our business. A primary business focus of Ace is to attempt to place our proximity marketing units into businesses on a local, regional and potentially on a national scale, and to then generate revenues through advertisers seeking new measurable media channels that can accurately target and engage key consumer segments and deliver compelling relevant content that can be enjoyed for what it is, shared with friends, interactively engage with or commercially acted upon instantaneously. It is our intent to enable advertisers to promote their business by sending animated images, audio files, video clips, text files, promotional or discount contents, bar codes, mobile games and java applications and business card files. We can also send live data such as news and sports updates to targeted mobile phones. The ABI Research report published in January 2008 on mobile marketing refers to the industry as still being in its “wild west” years but forecasts it will settle down and become a $24 billion slice of the worldwide marketing and advertising pie by the end of 2013. It estimates there was about $1.8 billion spent in 2007 on all forms of mobile marketing. While Management intends to market the proximity boxes as a premier mobile technology, we can provide no assurances that Ace will successfully establish a local, regional and/or national network containing its proximity marketing boxes or that sufficient advertising revenues and profits (if any) will result to justify the expenditures thereof. We also can provide no assurances that we will be able to compete with large and small competitors that are in (or may enter) the Proximity Marketing industry with substantially larger resources and management experience.

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Dependence upon our agreements with our business partners, Blue Bite LLC and Eye Corp. Pty Ltd. to execute on our proximity marketing plans as well as our dependence upon our agreement with Simon Property Group, L.L.P.

We have partnered with Blue Bite LLC. (“Blue Bite”), a premier provider of Proximity Marketing hardware and software solutions, and Eye Corp Pty Ltd., (“EyeCorp”) an out-of-home media company which operates the largest mall advertising display network in the United States, to roll-out an expansive network which comprises of retail, dining, transportation, sporting, music, and other high traffic venues. In April 2011, we signed an exclusive rights agreement with a Top Mall Developer (the “Simon Property Group”) to create a location-based mobile marketing network called Mobiquity Networks. The 50 mall agreement runs through December of 2015.  We are dependent upon our agreements with Blue Bite, Eye Corp. and Simon Property Group to execute on the development of our Proximity Marketing business and to attempt to achieve profitable operations. We can provide no assurances that our operations will be profitable.

We cannot predict our future capital needs and we may not be able to secure additional financing.

As of March 1, 2013, we will need to raise additional financing to support our Proximity Marketing operations and for general business operations. We can provide no assurances that additional equity or debt financings will be available to us on mutually satisfactory terms, if at all. Such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. Failure to secure additional financing on favorable terms could have severe adverse consequences to us.

The promotional products distribution industry is highly competitive and we may not be able to compete successfully.

We compete with over 20,000 distributor companies. Some of our competitors have greater financial and other resources than we do which could allow them to compete more successfully. Most of our promotional products are available from several sources and our customers tend to have relationships with several distributors. Competitors could obtain exclusive rights to market particular products which we would then be unable to market and may provide business solutions related to promotional products competitive with those provided by us. Industry consolidation among promotional products distributors, the unavailability of products, whether due to our inability to gain access to products or interruptions in supply from manufacturers, or the emergence of new competitors could also increase competition.  In the future, we may be unable to compete successfully and competitive pressures may reduce our revenues.

We experience fluctuations in quarterly earnings. As a result, we may fail to meet or exceed the expectations of securities analysts and investors, which could cause our stock price to decline.

Our business has been subject to seasonal and other quarterly fluctuations. Net sales and operating profits generally have been higher in the third and fourth quarters, particularly in the months of September through November, due to the timing of sales of promotional products and year-end promotions. Net sales and operating profits have been lower in the first quarter, primarily due to increased sales in the prior two quarters.  Quarterly results may also be adversely affected by a variety of other factors, including:

•	costs of developing new promotions and services;

•	costs related to acquisitions of businesses;

•	the timing and amount of sales and marketing expenditures;

•	general economic conditions, as well as those specific to the promotional product industry; and

•	our success in establishing additional business relationships.

Any change in one or more of these or other factors could cause our annual or quarterly operating results to fluctuate. If our operating results do not meet market expectations, our stock price may decline in the event a market should develop.

Because we do not manufacture the promotional products we distribute, we are dependent upon third parties for the manufacture and supply of our promotional products.

We obtain all of our promotional products from third-party suppliers, both domestically and overseas primarily in China. We submit purchase orders to our suppliers who are not committed to supply products to us. Therefore, suppliers may be unable to provide the products we need in the quantities we request.  Because we lack control of the actual production of the promotional products we sell, we may be subject to delays caused by interruption in production based on conditions outside of our control. In the event that any of our third-party suppliers were to become unable or unwilling to continue to provide the products in required volumes, we would need to identify and obtain acceptable replacement sources on a timely cost effective basis. There is no guarantee that we will be able to obtain such alternative sources of supply on a timely basis, if at all. An extended interruption in the supply of our products would have an adverse effect on our results of operations, which most likely would adversely affect the value of our common stock.

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We may not be able to expand through internal growth and meet changes in the industry.

Our plans for internal growth include hiring in-house sales representatives from our competitors and offering stock incentives and generous commissions to keep them. Additionally, we have room for growth by building direct relationships with advertising agencies and major corporations. Because of potential industry changes, our products and promotions must continue to evolve to meet changes in the industry. Our future expansion plans may not be successful due to competition, competitive pressures and changes in the industry.

Our limited cash resources and lack of a line of credit may restrict our expansion opportunities.

An economic issue that can limit our growth is lack of extensive cash resources and lack of a working capital line of credit. Any lack of cash resources would limit our ability to take orders from customers and to place Proximity Marketing Units in malls across the country. We can provide no assurances that we will obtain additional resources and/or an adequate line of credit in the future, if at all.

Our revenues depend on our relationships with capable independent sales personnel over whom we have no control as well as key customers, vendors and manufacturers of the products we distribute.

Our future operating results depend on our ability to maintain satisfactory relationships with qualified independent Sales personnel as well as key customers, vendors and manufacturers. We are dependent upon our independent sales representatives to sell our products and services and do not have any direct control over these third parties. If we fail to maintain our existing relationships with our independent sales representatives, key customers, vendors and manufacturers or fail to acquire new relationships with such key persons in the future, our business may suffer.

Our future performance is materially dependent upon our management and their ability to manage our growth.

Our future success is substantially dependent upon the efforts and abilities of members of our existing management, particularly Dean L. Julia, Chief Executive Officer, Michael Trepeta, President and Sean Trepeta, President of Mobiquity Networks. The loss of the services of these persons could have a material adverse effect on our business. We have an employment agreement with each of Messrs. Julia and M. Trepeta expiring March 1, 2015. However, we lack “key man” life insurance policies on any of our officers or employees. Competition for additional qualified management is intense, and we may be unable to attract and retain additional key personnel. The number of management personnel is currently limited and they may be unable to manage our expansion successfully and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to an Investment in Our Common Stock

We lack an established trading market for our common stock, and you may be unable to sell your common stock at attractive prices or at all.

There is currently a limited trading market for our common stock in the OTC electronic bulletin board under the symbol “AMKT.” There can be no assurances given that an established public market will be obtained for our common stock or that any public market will last. The trading price of the common stock depends on many factors, including:

•	costs of developing new promotions and services;

•	costs related to acquisitions of businesses;

•	the timing and amount of sales and marketing expenditures;

•	general economic conditions, as well as those specific to the promotional product industry; and

•	our success in establishing additional business relationships.

As a result, we cannot assure you that you will be able to sell your common stock at attractive prices or at all.

The market price for our common stock may be highly volatile.

The market price for our common stock may be highly volatile. A variety of factors may have a significant impact on the market price of our common stock, including:

•	the publication of earnings estimates or other research reports and speculation in the press or investment community;
•	changes in our industry and competitors;
•	our financial condition, results of operations and prospects;
•	any future issuances of our common stock, which may include primary offerings for cash, and the grant or exercise of stock options from time to time;
•	general market and economic conditions; and
•	any outbreak or escalation of hostilities, which could cause a recession or downturn in our economy.

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In addition, the markets in general can experience extreme price and volume fluctuations that can be unrelated or disproportionate to the operating performance of the companies listed or quoted.  Broad market and industry factors may negatively affect the market price of our common stock, regardless of actual operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would harm our business.

We do not anticipate paying cash dividends in the future.

No cash dividends have been paid by the Company on our common stock.  The future payment by us of cash dividends on our common stock, if any, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition as well as other relevant factors.  We do not intend to pay cash dividends upon our common stock for the foreseeable future.

Provisions of our Articles of Incorporation and agreements could delay or prevent a change in control of our Company.

Certain provisions of our articles of incorporation may discourage, delay, or prevent a merger or acquisition that a shareholder may consider favorable. These provisions include:

•	Authority of the board of directors to issue preferred stock; and
•	Prohibition on cumulative voting in the election of directors.

Our future sales of Common Stock by management and other stockholders may have an adverse effect on the then prevailing market price of our Common Stock.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a fully reporting company under the Securities Exchange Act of 1934, as amended, may, sell their restricted Common Stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

We Do Not Currently Have an Audit Committee.

The Sarbanes-Oxley Act of 2002 requires us as a public corporation to have an audit committee composed solely of independent directors. Currently, we have two independent directors but lack having an Audit Committee of the Board of Directors.

Our Common Stock may be considered “penny stock” and may be difficult to trade.

The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our Common Stock may be less than $5.00 per share and, therefore, may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our Common Stock and may affect the ability of investors to sell their Shares.  In addition, since our Common Stock is quoted on the OTCBB, investors may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

WE ARE REGISTERING AN AGGREGATE OF 5,000,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE EQUITY AGREEMENT. THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 5,000,000 Put Shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Agreement. Notwithstanding TCA’s ownership limitation, the 5,000,000 Put Shares would represent approximately 12.75% of our shares of common stock outstanding immediately after our exercise of the put right under the Equity Agreement. The sale of these Put Shares into the public market by TCA could depress the market price of our common stock. At the assumed offering price of $0.38 per share, we will be able to receive up to $1,900,000 in gross proceeds, assuming the sale of the entire 5,000,000 Shares being registered hereunder pursuant to the Equity Agreement. We would be required to register approximately 263,158 additional shares to obtain the balance of $2,000,000 under the Equity Agreement at the assumed offering price of $0.40. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Equity Agreement.

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THE COMPANY MAY NOT HAVE ACCESS TO THE FULL AMOUNT AVAILABLE UNDER THE EQUITY AGREEMENT.

We have not drawn down funds and have not issued shares of our common stock under the Equity Agreement with TCA. Our ability to draw down funds and sell shares under the Equity Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective.  In addition, the registration statement of which this prospectus is a part registers 5,000,000 Put Shares issuable under the Equity Agreement, and our ability to access the Equity Agreement to sell any remaining shares issuable under the Equity Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares.  These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm.  Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured.  The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to TCA under the Equity Agreement.  Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Equity Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Equity Agreement unless certain other conditions are met.  Accordingly, because our ability to draw down amounts under the Equity Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $2,000,000 available to us under the Equity Agreement.

CERTAIN RESTRICTIONS ON THE EXTENT OF PUTS AND THE DELIVERY OF ADVANCE NOTICES MAY HAVE LITTLE, IF ANY, EFFECT ON THE ADVERSE IMPACT OF OUR ISSUANCE OF SHARES IN CONNECTION WITH THE EQUITY AGREEMENT, AND AS SUCH, TCA MAY SELL A LARGE NUMBER OF SHARES, RESULTING IN SUBSTANTIAL DILUTION TO THE VALUE OF SHARES HELD BY EXISTING SHAREHOLDERS.

TCA has agreed, subject to certain exceptions listed in the Equity Agreement, to refrain from holding an amount of shares which would result in TCA or its affiliates owning more than 9.99% of the then-outstanding shares of the Company’s common stock at any one time.  These restrictions, however, do not prevent TCA from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put.  In this way, TCA could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

ASSUMING WE UTILIZE THE MAXIMUM AMOUNT AVAILABLE UNDER THE EQUITY LINE OF CREDIT, EXISTING SHAREHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION UPON THE ISSUANCE OF COMMON STOCK.

Our Equity Agreement with TCA contemplates the potential future issuance and sale of up to $2,000,000 of our common stock to TCA subject to certain restrictions and obligations.  The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount remaining available under the Equity Agreement.  These examples assume issuances at a market price of $0.40 per share and at 10%, 25%, 50%, and 75% below $0.38 per share, taking into account TCA’s 5% discount.

The following table should be read in conjunction with the footnotes immediately following the table.

Percent below Current market price	Price per share (1)	Number of shares issuable (2)	Shares outstanding (3)	Percent of outstanding shares (4)

10%	$0.34	5,882,353	40,112,605	14.66%

25%	$0.29	6,896,552	41,126,804	16.77%

50%	$0.19	10,526,316	44,756,568	23.52%

75%	$0.10	20,000,000	54,230,252	36.88%

(1)	Represents purchase prices equal to 95% of $0.40 and potential reductions thereof of 10%, 25%, 50% and 75%.

(2)	Represents the number of shares issuable if the entire $2,000,000 under the Equity Agreement were drawn down at the indicated purchase prices. Our Articles of Incorporation currently authorizes 100,000,000 shares of common stock.

(3)	Based on 34,230,252 shares of common stock outstanding at March 14, 2013. Our Articles of Incorporation currently authorizes 100,000,000 shares of common stock. We may in the future need to amend our Articles of Incorporation in order to increase our authorized shares of common stock.

(4)	Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling shareholder may own at any point in time or other restrictions on the number of shares we may issue.

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TCA WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to TCA pursuant to the Equity Agreement will be purchased at a 5% discount to the average of the lowest closing price of the common stock of any two trading days, consecutive or inconsecutive, during the five consecutive trading days immediately following the date of our advance notice to TCA of our election to put shares pursuant to the Equity Agreement. TCA has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If TCA sells the shares, the price of our common stock could decrease.

If our stock price decreases, TCA may have a further incentive to sell the shares of our common stock that it holds.  These sales may have a further impact on our stock price.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO OUR EQUITY AGREEMENT.

Effective May 31, 2012, we entered into a $2,000,000 Equity Agreement with TCA. Pursuant to the Equity Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to TCA at a price equal to ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five trading days immediately following the date our advance notice is delivered. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

WE DO NOT INTEND TO PAY DIVIDENDS.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

AS A PUBLIC COMPANY, WE ARE SUBJECT TO COMPLEX LEGAL AND ACCOUNTING REQUIREMENTS THAT WILL REQUIRE US TO INCUR SIGNIFICANT EXPENSES AND WILL EXPOSE US TO RISK OF NON-COMPLIANCE.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply.

Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

WE MAY BE SUBJECT TO SHAREHOLDER LITIGATION, THEREBY DIVERTING OUR RESOURCES THAT MAY HAVE A MATERIAL EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may become the target of similar litigation. Securities litigation will result in substantial costs and liabilities and will divert management’s attention and resources.

COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE WILL RESULT IN ADDITIONAL EXPENSES AND POSE CHALLENGES FOR OUR MANAGEMENT.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets.  Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus, except as may be required under applicable securities laws.

USE OF PROCEEDS

The Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of our common stock. However, we will receive proceeds from any sale of the common stock to TCA under the Equity Agreement. We intend to use the net proceeds received for working capital or general corporate needs.

DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTCBB under the symbol “AMKT”. The proposed offering price of the Put Shares and is $2,000,000 and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the closing bid price of common stock of the Company on March 14, 2013. The Selling Security Holders may sell shares in any manner at the current market price.

SELLING SECURITY HOLDERS

The Put Shares

TCA is the potential purchaser of our common stock under the Equity Agreement. The 5,000,000 Put Shares offered in this prospectus are based on the Equity Agreement between TCA and us. TCA may from time to time offer and sell any or all of the Put Shares that are registered under this prospectus. The purchase price is ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five trading days immediately following the date on which the Company is deemed to provide an advance notice under the Equity Agreement.

We are unable to determine the exact number of Put Shares that will actually be sold by TCA according to this prospectus due to:

☐	the ability of TCA to determine when and whether it will sell any of the Put Shares under this prospectus; and

☐	the uncertainty as to the number of Put Shares that will be issued upon exercise of our put options through the delivery of an Advance notice under the Equity Agreement.

The following information contains a description of how TCA acquired (or shall acquire) the Put Shares to be sold in this offering. TCA has not held a position or office, or had any other material relationship with us, except as follows.

TCA is a limited partnership organized and existing under the laws of the Cayman Islands. All investment decisions of, and control of, TCA is held by its general partner TCA Global Credit Fund GP, Ltd (“TCA GP”). Robert Press is the manager of TCA GP, and he has voting and investment power over the shares beneficially owned by TCA. TCA acquired, or will acquire, all shares being registered in this offering in the financing transaction with us.

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TCA intends to sell up to 5,000,000 Put Shares of our common stock pursuant to the Equity Agreement under this prospectus. On May 31, 2012, the Company and TCA entered into the Equity Agreement pursuant to which we have the opportunity, for a twenty-four (24) month period, beginning on the date on which the SEC first declares effective this registration statement registering the resale of our shares by TCA, to sell shares of our common stock for a total price of $2,000,000. For each share of our common stock purchased under the Equity Agreement, TCA will pay ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five trading days immediately following the date on which the Company is deemed to provide an advance notice of a sale of common stock under the Equity Agreement.

We relied on an exemption from the registration requirements of the Securities Act. The transaction does not does involve a private offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about the Company and its investment.

At an assumed purchase price under the Purchase Agreement of $0.38 (equal to 95% of the closing price of our common stock of $0.40 on March 14, 2013), we will be able to receive up to $1,900,000 in gross proceeds, assuming the sale of the entire 5,000,000 Shares being registered hereunder pursuant to the Equity Agreement. At an assumed purchase price of $0.40 under the Equity Agreement, we would be required to register 263,158 additional shares to obtain the balance of $2,000,000 under the Equity Agreement. The Company is currently authorized to issue 100,000,000 shares of its common stock. TCA has agreed, subject to certain exceptions listed in the Equity Agreement, to refrain from holding an amount of shares which would result in TCA or its affiliates from owning more than 9.99% of the then-outstanding shares of the Company’s common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Agreement. These risks include dilution of stockholders and significant decline in our stock price.

TCA will periodically purchase shares of our common stock under the Equity Agreement and will in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares to TCA to raise the same amount of funds, as our stock price declines.

TCA and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holders in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holders, the number of shares of common stock beneficially owned by each of the Selling Security Holders as of the date hereof and the number of share of common stock being offered by each of the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder. The “Amount Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After the Offering

TCA Global Credit Master Fund, LP (2)	-0-	5,000,000	-0-	12.74%

(1)	This number assumes each Selling Security Holder sells all of its shares being offered pursuant to this prospectus.

(2)	These shares represent only a portion of the shares that may be issued to TCA pursuant to the Equity Agreement. At an assumed purchase price of $0.040 under the Equity Agreement, we would be required to register approximately 263,158 additional shares to obtain the balance of the $2,000,000 commitment. The principal commitment of $2,000,000 was chosen by the parties as an amount TCA was willing to provide to the Company for its working capital and general corporate needs.

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PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 5,000,000 Shares issued pursuant to the Equity Agreement held by the Selling Security Holder.

The Selling Security Holder may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holder may use any one or more of the following methods when selling shares:

☐	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

☐	block trades in which the broker-dealer will sell the shares as agent;

☐	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

☐	privately negotiated transactions;

☐	broker-dealers may agree with the Selling Stock Holder to sell a specified number of such shares at a stipulated price per share;

☐	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

☐	a combination of any such methods of sale; or

☐	any other method permitted pursuant to applicable law.

The Selling Security Holder may be deemed an underwriter. Pursuant to the terms of the Equity Agreement, the Selling Security Holder may not engage in any short sizes of the Company’s common stock or other hedging activities. The Selling Security Holder may sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Security Holder will attempt to sell shares of the Company’s common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder. In addition, any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holder. The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell such the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee or transferee as selling security holders under this prospectus.

The Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees or pledgees will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee or transferee as selling security holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holder.

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The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Security Holder.  We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Security Holder.  The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

TCA is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Agreement.  As further consideration for TCA entering into and structuring the equity facility, the Company shall pay to TCA the Facility Fee Shares. It is the intention of the Company and TCA that the value of the Facility Fee Shares shall equal $100,000. In the event the value of the Facility Fee Shares issued to TCA does not equal $100,000 after a nine month evaluation date, the Equity Agreement provides for an adjustment provision allowing for necessary action to adjust the number of shares issued. In February 2013, TCA was issued and sold 196,078 Facility Fee Shares and it received net proceeds of approximately $48,000. The Company elected to pay the remaining Facility Fee in cash in March 2013.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect TCA to pay these expenses. We have agreed to indemnify TCA and its controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $70,000. We will not receive any proceeds from the resale of any of the shares of our common stock by TCA. We may, however, receive proceeds from the sale of our common stock under the Equity Agreement. Neither the Equity Agreement nor any rights of the parties under the Equity Agreement may be assigned or delegated to any other person.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes 5,000,000 Put Shares of our common stock offered by the Selling Security Holder. The following description of our common stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock. As of March 14, 2013, the Company had 34,230,252 shares of common stock outstanding.

Common Stock

As of March 14, 2013, we had 34,230,252 shares of common stock outstanding. The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.

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Dividends

Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, if any, and any other restrictions, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds. The Company and its predecessors have not declared any dividends in the past. Further, the Company does not presently contemplate that there will be any future payment of any dividends on common stock.

Anti-Takeover Provisions

Our Articles of Incorporation and Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for us. Our Board of Directors may, without action of our stockholders, issue authorized but unissued common stock and preferred stock. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The existence of unissued preferred stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of us, thereby protecting the continuity of our management. Our shares of preferred stock could therefore be issued quickly with terms that could delay, defer, or prevent a change in control of us, or make removal of management more difficult.

DESCRIPTION OF BUSINESS

Overview

Ace Marketing & Promotions, Inc. (the “Company,” “Ace,” “we” or “our”), a New York corporation is a business and technology development company focusing on brand marketing, advanced integrated marketing platforms, mobile marketing, social networks, website development and digital media.

Corporate Developments

On January 28, 2013, the Company announced that the Board of Directors has proposed to change the Company's name to "Applied Marketing Technologies Inc.", subject to the shareholders' approval at the upcoming shareholder meeting.

The Company’s corporate strategy is for it to be positioned as a business and technology development company focusing on advanced integrated marketing platforms, mobile marketing, social networks, and digital media. The proposed new name will better reflect the Company’s evolved mission, diversified operations and commitment to developing innovative marketing technology solutions. The Company also formed two new wholly-owned subsidiaries to go along with its existing subsidiary (Mobiquity Networks, Inc.), each focused on driving new revenue through the commercialization of one or more propriety technologies developed or acquired by the Company.

The first new subsidiary is Ace Marketing, Inc. (“AMI”), an Integrated Marketing Company focused on marketing process analysis and technology-based growth acceleration strategies. AMI offers Brand Analysis & Development, Website Analysis & Development, Database Analysis & Building, and Integrated Marketing Campaigns using: direct mail, email marketing, mobile marketing, promotional products and other mediums that help its clients connect with their customers and acquire new business. Additionally, AMI will utilize our proprietary back-office business process management platform dubbed “Axxion”. The Company created this platform to ensure efficient business process scalability. Axxion will be the cornerstone of a planned growth strategy focused on acquisition and an aggressive sales team expansion.

The second new subsidiary is Venn Media, created to commercialize a proprietary Web Development Platform (with CMS as defined below) engineered to revolutionize the way websites are developed and maintained. The Venn Media platform drastically reduces the programming and coding required to deliver outstanding functionality, and delivers a Content Management System (“CMS”) that puts the control of content back into the Clients’ hands. More importantly, the Venn CMS allows clients to manage their Branded Merchandise/Company Store, In-House Database, E-mail and SMS Text marketing communication from a single platform. Over 75 projects have already been built and successfully launched on Venn Media’s version one platform. Version two, which is already in development, with advanced social media integration is scheduled to be launched later in fiscal 2013.

The third subsidiary is Mobiquity Networks, a leading provider of hyper-local mobile marketing solutions. Mobiquity is continuing to attempt to build one of the nation's largest Proximity Marketing networks. Proximity Marketing is a location-based marketing tool that delivers rich digital content to any Bluetooth or Wi-Fi enabled device within a 300ft radius of a central terminal. Mobiquity’s technology permits delivery to virtually any mobile device and properly formats each message to ensure that every user receives the best possible experience. Results are fully trackable, giving campaigns full performance accountability. Mobiquity offers brands the opportunity to reach millions of consumers with relevant, engaging content that is 100% free to the end user. The Mobiquity network is the largest mall-based network of its kind. It is currently installed in 75 malls across the US, covering each of the top 10 designated marketing areas “DMA’s”), and has the ability to reach approximately 96 million shopping visits per month.

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The Company has been licensing the U.S. rights to its proximity marketing units from FuturLink, SA, a pioneer in the field of location-based mobile marketing and purchasing its inventory directly from FuturLink. These proximity marketing units were developed by FuturLink with innovative platforms utilizing Bluetooth, Wi-Fi, QR (Quick Response codes) and NFC (Near Field Communications) to create, manage and deploy mobile marketing campaigns. On March 7, 2013, the Company acquired the assets of FuturLink in exchange for an undisclosed amount of cash, which cash was paid from the Company’s current working capital. These assets include, without limitation, the FuturLink technology (patents and source codes), trademark(s) and access point (proximity marketing) component parts.

As the technology owner, the Company realized immediate cost savings and will leverage the hardware and software included in its purchase to expand its mall-based footprint in the United States. The acquisition of FuturLink’s technology and corresponding patents provides the Company with vertical integration and provides it with flexibility and autonomy. By owning the technology, the Company has the ability to do the following:

•	Increase download speed for both Bluetooth and Wi–Fi,

•	Add customer dashboard for real-time reporting of campaign statistics,

•	Implementation of a rewards program to increase download loyalty,

•	Ability to deliver apps directly via Bluetooth and Wi-Fi

•	Reduce cost of proximity marketing units by approximately 60-70% and

•	Eliminate the payment of licensing fees to FuturLink of approximately $175,000 per annum.

It is the Company’s intention to continue its established relationship with Blue Bite, to maintain the proximity marketing network and to enhance the FuturLink platform capabilities through the integration of additional mobile solutions.

This transaction did not result in the acquisition of a significant subsidiary as defined under Article 1(w) of Regulation S-X.

Ace Advantages

Ace is an integrated marketing company focused on working with clients to grow their business. Ace offers brand analysis and development, website analysis and development, database analysis and building, and integrated marketing campaigns using: direct mail, email marketing, mobile marketing, promotional products and other mediums that help our clients connect with their customers and acquire new business.

Ace has created a four-step process supported by marketing technology platforms to provide a comprehensive range of capabilities with the goal of having the right client utilize the right message at the right time.

The “Ace Process”

•	Brand analysis and development,

•	Website analysis and development,

•	Database analysis and building, and

•	Integrated marketing campaigns.

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BRAND ANALYSIS & DEVELOPMENT

Ace’s clients have one chance to make a first impression. Our clients’ brand image creates that impression, and reinforces that message each time their customer interacts with our client’s brands. Our creative department can help each client design a branding strategy for its business that creates the image and lasting impression that each of our clients need. Adding a client’s brand to promotional merchandise is a subtle, yet effective way to drive repeat impressions and awareness of a client’s brand. Well-placed branded merchandise often stays in front of customers for many years, and can offer the lowest cost per impression marketing available today. To achieve the highest level of brand control and innovative style, we can work with each client’s team to create custom merchandise to perfectly reflect the image a client wants to project to its customers. We work with a proven team of domestic and international designers and product manufactures to ensure that each client’s custom products deliver the style and performance within the required cost-structure.

In creating a strong brand, our team must be able to answer each of the following questions:

•	Brand Analysis: Does it send the right message our client’s want?

•	Brand Creation: Have we achieved a professional look?

•	Brand Consistency: Is our client marketing consistent across all mediums?

WEBSITE ANALYSIS & DEVELOPMENT

Ace believes that each client’s business is judged by its website, and if its prospects can’t find our client online, it’s like our client does not exist at all. A recent study by BIA/Kelsey indicates that 97% of consumers go online to research products and services. If they’re not finding the company during their searches, there’s no doubt about it: companies are likely losing a substantial amount of business.

Ace has created a proprietary web development platform (“AcePlace CMS”) that is changing the way websites are developed and maintained. Our platform drastically reduces the programming and coding required to deliver outstanding functionality, and delivers a content management system that puts the control back into our clients’ hands. More importantly, with AcePlace CMS, each client can manage its own branded merchandise/company store, its own in-house database, e-mail, and text marketing communication from a single platform.

Ace’s keys to creating a strong web presence are as follows:

•	Create a strong brand image;

•	Utilize a content management system (CMS);

•	Use AcePlace as a client’s central marketing tool; and

•	Make sure our client’s website is optimized for mobile devices.

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DATABASE ANALYSIS & BUILDING

Ace works with each client’s existing database(s) to ensure that each client has the most accurate and up-to-date information for its clients including (but not limited to) physical addresses, email addresses and phone numbers. Ace also “Models” the demographic and psychographic characteristics of the customers/clients in its database. Ace utilizes this information to learn even more about each client’s existing customers. Ace can create a demographic/psychographic profile of each client’s ideal customer base. This highly-targeted knowledge can be utilized to accurately identify high-probability prospects in each client’s market area. Ace makes the most of each client’s data by performing the following tasks with the help of our clients:

•	Data Cleaning & Appending: We make sure that our client’s data and information are accurate.

•	Data Modeling: We determine, statistically speaking, which customers should be utilizing our client’s products and services

•	Acquisition Modeling: Then, based on the results of the data modeling, we project who else our clients should be targeting

INTEGRATED MARKETING CAMPAIGNS

The most effective way to increase the response rate and rate of return on investment of each client’s marketing program is to deliver personalized messages that are targeted to the right audience as determined through advanced database management. Each client’s message must then be delivered utilizing the most effective medium for the intended customer. Ace provides integrated platforms that deliver the right message to the right client using the right delivery method.

Each multi-channel marketing capabilities include the following:

•	Branded merchandise;

•	Direct mail marketing;

•	E-Mail marketing; and

•	Mobile marketing.

Mobiquity Networks

Mobiquity Networks is a leading provider of location-based mobile marketing solutions.  Mobiquity has built one of the nation's largest proximity marketing networks in shopping malls across the United States. Proximity Marketing is a solution that delivers content to any Bluetooth or Wi-Fi enabled device within a 300ft radius from a central terminal.  Mobiquity’s technology permits delivery to virtually any mobile device and properly formats each message to ensure that every user receives the best possible experience.  Results are fully traceable, giving campaigns a true level of accountability. Mobiquity offers brands the opportunity to reach millions of consumers with relevant, engaging content which is completely measurable for the advertisers and free for the user. A proximity marketing unit can detect the total number of mobile devices in a specific area and then dynamically present a highly relevant offer to consumers. The consumer receives an opt in request for the specific campaign and once acceptance is granted, the user can receive a range of rich media content utilized by advertisers for promotional purposes. Through this marketing medium, advertisers can track metrics and analytics in a much more targeted way and quantitatively measure the effectiveness of their campaigns. Our proximity marketing campaigns interact with people when they are present in shopping malls. Our proximity marketing advantages include the following:

•	Ace uses location-based mobile marketing within the shopping mall to truly interact with each client’s desired demographic when it counts. Ace delivers rich digital content such as movie trailers, wallpapers, and coupons via Bluetooth and WiFi directly to the mobile devices of each client’s target audience without any cost to the end-user.

•	The mobile device has become an integral part of everyday life spanning all demographics. The ability to reach consumers at such a personal level increases the effectiveness of marketing campaigns. The experience starts in the mall but can be extended by the users. The user can easily share the content with others around the world, further extending the reach of a campaign.

•	Our technology permits delivery to virtually any mobile device and properly formats each message to ensure that every user receives the best possible experience. Results are fully trackable giving campaigns a true level of accountability.

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Mobiquity Networks platform uses Bluetooth and WiFi to ensure the broadest reach possible and they are:

•	Compatible with over 1,800 unique mobile devices;

•	Compatible with smartphones (iPhone, Android, Palm, HTC) as well as non-smartphones;

•	Do not need to download an additional application; and

•	The message content is free for each end-user.

How It Works

Relevant & Engaging Content

Delivering the right content in the right context to a mobile phone is a powerful method to personally influence individuals.

We have the ability to deliver a variety of rich media at no cost to the consumer based on location or time of day, including the following:

•	Videos: Movie Trailers, Exclusive Videos, Commercials;

•	Coupons: Discounts and offers for current and prospective customers;

•	Images: Album Covers, Action Shots, Wallpapers;

•	Games: Mobile games (partial free play, purchase full game);

•	Ringtones: Mp3’s, Voice Tones, Soundtracks;

•	Applications: Mobile applications (partial free, purchase full); and

•	Calendar Appointments: Reminders.

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Our technology can simultaneously transmit multiple pieces of content during one campaign (e.g. video and a coupon) utilizing our technology. In our proximity marketing networks,

•	We can deliver virtually any digital file that is viewable on mobile device,

•	Most common types of content are videos, images, ring-tones, coupons, animated gifts, and

•	We keep all files as small as possible without compromising quality to ensure quick delivery and sufficient memory on mobile device (400 – 750 Kb).

Life of the Digital File

Each of our client’s digital content becomes an extension of the engagement, provides shoppers with the ability to share the experience and has advantages over other forms of advertising:

•         Mobile content is timeless advertising

•         Downloaded files remain on the phone until removed by the user

•         One download often equates to multiple views over time

•         Wallpaper for instance will be viewed numerous times per day) providing residual value for the advertiser

•         Digital Files can be shared across social networks

•         Fans spread content quickly around the world via e-mail, MMS,(i.e. multi-media messaging services) and social networking sites like Facebook, Twitter and MySpace resulting in additional downloads and exposure at no additional cost to the advertiser.

Understanding Bluetooth and WiFi

•	Bluetooth is a universal communications protocol primarily designed for low power consumption enabling devices to communicate with each other when they are in range. Bluetooth has the following characteristics:

•	Devices do not have to be in line of sight (transmission range of up to 300ft);

•	Popular devices include mobile phones, laptops, smart-phones, headsets, video-game controllers;

•	Bluetooth is the most common method of wireless data transmission; and

•	Bluetooth saturation and consumer adoption grew exponentially as a result of hands-free driving legislation.

•	Bluetooth and WiFi are most feasible and cost-effective method of delivering media to mobile devices which are

•	FCC compliant,

•	Not considered SPAM advertising, and

•	An effective method of delivering numerous types of digital media.

•	WiFi allows for compatibility with additional handsets via HTML web browsing and

•	WiFi is the only way to communicate with Apple’s iPhone (Bluetooth not capable of file transfer),

•	Apple has sold over an estimated 40 million iPhones to date, and

•	Newer more advanced models are integrating WiFi (Blackberry Bold, Google G1).

•	WiFi has important complements to Bluetooth inasmuch as WiFi has

•	Interactive browsing of content ,

•	Allows users to choose the content they want (push vs. pull),

•	Fast transmission speeds, and

•	Strong signal enables longer transmission range.

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•	WiFi usage is familiar to consumers

•	Most users have a pre-existing knowledge base and experience connecting to and utilizing WiFi networks (short learning curve).

•	There is a high prevalence and rapid growth of Bluetooth and WiFi.

•	Billionth Bluetooth device was reportedly shipped in November 2006.

•	According to a 2008 Millward Brown study, consumer awareness of Bluetooth and WiFi is at an all-time high.

•	By 2010, Bluetooth and WiFi will be present in over 90% and 30% of mobile handsets in the U.S., respectively.

•	Bluetooth SIG has predicted that 10 billion Bluetooth devices will ship by 2011.

•	WiFi gaining traction with mobile carriers as it reduces strain on network bandwidth.

Advantages of Bluetooth and WiFi over other Media

The following are advantages of Bluetooth and WiFi over other media:

Low cost

•	Free for end-user and can offer more complete content than other forms of mobile marketing; and

•	Compatible with over 1,800 types of mobile phones.

Robust tracking

•	Unparalleled out-of-home advertising tracking;

•	Ability to track number of users who have been targeted (impressions);

•	Ability to report number of shoppers who accept/reject campaign;

Rapidly growing consumer acceptance

•	Consistent campaign opt-in rates of over 40% and positive engagement rates of over 80%; and

•	Inherent value in the download itself.

Flexibility and targeting

•	Best geo-targeting available and ability to change hierarchy and timing of advertisement transmissions;

•	Ability to transmit any type of media (images, videos, ringtones, mp3s, coupons, applications, games and more);

•	Maintains user response history to prevent duplicate transmissions and retarget users with personalized campaigns;

Timeless advertising

•	Media remains in device until proactively removed by user (multiple views); and

•	Advertisement can be spread exponentially around the world via Bluetooth, Email, SMS, MMS (“Demographic sorting”).

Mobiquity’s network is currently in 75 malls representing over 96 million visits per month.  Fifty of the malls that Mobiquity currently operates are owned by Simon Property Group. The remaining 25 mall locations are owned by Macerich.  Simon Property Group and Macerich are two of the largest mall operators in the U.S.

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For the exclusive use of Bluetooth throughout the common areas of their top 50 malls until December, 2015, the Company paid Simon Property Group a one-time $250,000 rights fee and pays $1,000 per month per mall.  The agreement with Simon also allows for non-exclusive use of Wi-Fi.

The Company is currently installed in 25 Macerich malls throughout the US.  Macerich currently has 76 shopping malls in the US and had over 650 million shopping visits in 2010.   Expanding throughout the Macerich mall portfolio is under Management consideration.

Growth Strategy

Location-Based Mobile Marketing combined with Out-Of-Home Advertising results in strong opt-in rates due to proximity of the Network.  Management believes that we have the first Location-Based Mobile Marketing Company focused on US shopping malls and we have built and control the only national proximity marketing mall network.  Our exclusive five-year contract executed in June 2010 with leading Out-Of-Home advertising company, Eye Corp., enables us to remain a leader in US malls.   Eye Corp. is a subsidiary of Ten Network Holdings, a public company with its headquarters in Australia.   Eye Corp. has an exclusive agreement with Simon Malls to manage their non-digital assets in all mall properties and has a full-time sales force that maintains relationships with several hundred brands.

Agreement with Simon Property Group, L.P.

In April 2011, we signed an exclusive rights agreement with the Simon Property Group to create a location-based mobile marketing network called Mobiquity Networks. The 50 mall agreement runs through December of 2015 and includes top malls in the Simon Property Group’s mall portfolio. This alliance provides advertisers the opportunity to reach millions of mall visitors per month with mobile digital content and offers when they are most receptive to advertising messages.

In connection with Eye Corp., Mobiquity Networks will deliver digital content and special offers to shoppers on their mobile devices through Eye Corp’s extensive mall advertising network. Eye Corp and Mobiquity Networks have an exclusive agreement to build a location-based mobile marketing network throughout Eye Corp’s Mall Advertising network.

Our location-based mobile advertising medium is designed to reach on-the-go shoppers via their mobile devices with free rich media content delivered using Bluetooth or Wi-Fi. This advertising medium offers extremely targeted messaging engineered to engage and influence shoppers as they move about the mall environment. Eye Corp. and our company will jointly create mobile marketing programs for existing clients in conjunction with their already active in mall advertising programs. Mobiquity Networks proximity marketing units will be strategically positioned in shopping malls near entrances, anchor stores, escalators and other high-traffic, and high dwell-time areas. Mobiquity Networks proximity marketing unit placement takes advantage of the opportunity to provide a reminder to consumers and touch them just before making a purchase decision. These units generate high awareness and brand recognition at the right time and place. When combined with the impact of other visual advertising mediums (in mall assets) or as a stand-alone medium, Mobiquity Networks is a great mobile solution to promote a brand on a local or national level.

Our Distribution and Marketing Strategy

Key elements of our distribution and marketing strategy are as follows:

•	We have created a suite of solutions for one stop shopping. With our suite of solutions in place, Ace now offer its clients and potential clients the ability to work smarter in addressing their marketing needs by leveraging technology platforms. The services and technology platforms assembled provide our clients with an exceptional mix of solutions for reaching their customers in ways that were previously impossible. Clients have the ability to choose a single marketing or a complete package of solutions working together seamlessly. By offering the entire suite of solutions, the need for multiple vendors has been eliminated, and Ace can be a single source provider of brand marketing, advanced integrated marketing platforms, mobile marketing, social networks, website development and digital media.

•	We have partnered with leading companies for our proximity marketing business. We have partnered with Blue Bite LLC. (“Blue Bite”), a premier provider of Proximity Marketing hardware and software solutions, and Eye Corp Pty Ltd., (“EyeCorp”) an out-of-home media company which operates the largest mall advertising display network in the United States, to roll-out an expansive network which comprises of retail, dining, transportation, sporting, music, and other high traffic venues. As a result of such relationships, in April 2011, we were able to enter into an exclusive rights agreement with the Simon Property Group to create a location-based mobile marketing network in top malls across the United States in the Simon mall portfolio. This alliance provides advertisers the opportunity to reach millions of mall visitors a month with mobile digital content and offers when they are most receptive to advertising messages.

•	Creating awareness of our products, services and facilities. Our revenues are derived from existing customers and new customers through word of mouth recommendations, attendance at trade shows, our sales representatives and advertising and promotion in trade journals.

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•	Our company was built as a platform with significant growth potential. Scalability is the key and we have separate departments with defined roles which will help our sales persons to sell and facilitate our growth. In many other distributorships, the sales person is often responsible for everything from answering phones, doing all their own research, processing orders, billing, tracking and collections. At our Company, we provide full support to our staff to ensure that our salespersons are focused on selling. Our proprietary technology (Axxion Platform) allows us the ability to pick up sales people from any location in the United States.

•	Providing generous incentives to our sales people to increase performance levels. We offer competitive commissions in addition to back office support and research assistance to allow our independent sales representatives to optimize their sales time and to provide them with adequate incentives to sell promotional products to our customers rather than for our competitors. We also offer a stock option program for additional incentives.

•	Provide research, consulting, design and fulfillment services to our customers to increase profitability. We design promotional products for our customers and provide consulting services in connection therewith. We utilize licensed research software technology and order entry systems in conjunction to our own proprietary software that enables us to provide the best services to our customers in the timeliest fashion possible.

Sales and Marketing

Our revenues for brand marketing, advanced integrated marketing platforms, mobile marketing, social networks, website development and digital media. are derived from existing customers and new customers through word of mouth recommendations, attendance at trade shows, our sales representatives and advertising and promotion in trade journals. Our Ace Marketing website is utilized for multiple purposes, including providing information to potential customers who want to learn about us and research our available product line.  With the exception of our two executive officers, our sales representatives receive commissions and are not paid a salary. They work at their own location(s) or at our facility and may sell products on behalf of other companies. We encourage our sales representatives to sell promotional products for us on the basis of sales incentives which include competitive commissions and appropriate sales support and research which are provided in-house by our employees.  Our revenues for mobile marketing are derived through our relationship with Eye Corp. and our own sales marketing representatives.   Eye Corp. has an exclusive agreement with Simon Malls to manage their non-digital assets in all mall properties and has a full-time sales force which maintains relationships with over 800 brands.  The sales team of Eye Corp. will be paid a commission on any Mobiquity proximity products and sales.

Competition

Our website development and digital media divisions compete against thousands of small, medium and large companies throughout the United States. We can provide no assurances that our business will be able to compete in these business divisions against other companies that may have more financial resources and greater experience than the Company.

With respect to our branding and branded merchandise (promotional products vertical), while our competition in this business vertical is extensive with over 20,000 distributors, we believe that there are no companies that dominate the market in which we operate.  Our Company competes within the industry on the basis of service, competitive prices, personnel relationships and competitive commissions to our sales representatives to sell promotional products for us rather than our competitors. Competitors’ advantages over us may include better financing, greater experience, lower margins and better personal relationships than us.

According to the Promotional Products Association International, with no single company dominating the market, the promotional products industry is highly fragmented with 21,150 distributors in the industry with revenues of less than $2.5 million and 864 distributors with revenues of $2.5 million or more. According to The Counselor – State of the Industry 2011 Survey, the top ten distributors in our industry are believed to have 2010 North American sales of over $2 billion. Staples, Pro Forma Inc., BDA, Group II Communications/IMS, and 4 Imprint were the top five distributors of 2010 with estimated sales of $364 million, $269 million, $256 million, $223 million and $190 million, respectively. Nearly 80% of the distributors surveyed are reported to be privately owned family businesses. Management believes that control of sales lies predominantly with the independent sales representatives, as there is little brand recognition at this time.

We believe that in the promotional products industry, sales people typically have a large amount of autonomy and control the relationships with their customers.  This works both for and against us.  To avoid losing customers, we must provide the appropriate incentives to keep sales people. At the same time, while there can be no assurances, management believes our company will be able to obtain new customers by luring sales people away from competitors.  The offering of stock incentives and health care benefits are ways to retain sales people, especially in an industry where these types of benefits are rare.

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Employees

As of March 14, 2013, we had 16 full time employees, including a chief financial officer, three additional executive officers who provide in-house sales, and eight support staff employees, who also provide sales. We also utilize eight sales representatives of which four are employees who provide services on an exclusive basis and four additional persons who provide services to us on a non-exclusive basis as independent consultants.

DESCRIPTION OF PROPERTY

 In February 2012, the Company entered into a 63-month lease agreement for new executive office space of approximately 4,200 square feet located at 600 Old Country Road, Garden City, NY 11530. The annual rent under this office facility for the first year is estimated at $127,000, including electricity, subject to an annual increase of 3%. In the event of a default in which the Company is evicted from the office space, Ace would be responsible to the landlord for an additional payment of rent of $160,000 in the first year of the lease, an additional payment of $106,667 in the second year of the lease and an additional payment of rent of $53,333 in the third year of the lease. Such additional rent would be payable at the discretion of the Company in cash or in Common Stock of the Company.

We also lease approximately 2,000 square feet of space, expiring in November 2013, at an annual cost of approximately $28,000 (inclusive of taxes) at 1105 Portion Road, Farmingville, NY 11738.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Some of the statements contained in this prospectus that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  All written and oral forward-looking statements made are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Results of Operations

2012 versus 2011

The following table sets forth certain selected condensed statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

	Years Ended December 31
	2012	2011

Revenue	$2,890,652	$3,243,318
Cost of Revenues	2,170,265	2,417,834
Gross Profit	720,387	825,484
Operating Expenses	4,667,122	3,033,448
Loss from operations	(3,946,735)	2,207,964)
Net Loss	(4,134,061)	2,209,508)
Preferred Stock Dividend	–	–
Net Loss Allocable to Common Stockholders	(4,134,061)	2,209,508)
Net (Loss) per common Share	(.16)	(.11)
Weighted average common Shares outstanding	26,216,795	20,566,338

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We generated revenues of $2,890,652 for 2012 compared to $3,243,318 in 2011.  The decrease in revenues of $352,666 in 2012 compared to 2011 is due to the state of the economy and the additional sales time it is taking to develop our Mobiquity Networks and Venn Media sales.

Cost of revenues was $2,170,265 or 75.1% of revenues for 2012 compared to $2,417,834 or 74.5% of revenues for 2011. Cost of revenues includes purchases and freight costs associated with the shipping of merchandise to our customers.

Gross profit was $720,387 for 2012 or 24.9% of net revenues compared to $825,484 in the same period of 2011 or 25.5% of revenues. Gross profits will vary period-to-period depending upon a number of factors including the mix of items sold, pricing of the items and the volume of product sold. Also, it is our practice to pass freight costs on to our customers.

Selling, general, and administrative expenses were $4,667,122 for 2012 as compared to $3,033,448 for 2011. Such costs include payroll and related expenses, commissions, insurance, rents, professional, consulting and public awareness fees. The overall increase of $1,633,674 was primarily due to a $397,424 increase in rents for our proximity marketing division, $242,679 increase in payroll and $1,006,686 increase in non-cash stock based compensation.

Our loss from operations was $(3,946,735) for 2012 compared to a net loss of $(2,207,964) for 2011. Our increase in our loss from operations for 2012 as compared to the comparable period of the prior year was primarily due to the general state of the economy, the additional sales time it is taking to develop our Mobiquity Networks and Venn Media sales and substantial increases in non-cash stock based compensation, rent and payable payroll expense as described herein. No benefit for income taxes is provided for 2012 and 2011 due to the full valuation allowance on the net deferred tax assets. Our ability to be profitable in the future is dependent upon both a turnaround in the United States economy and the successful introduction and usage of our proximity marketing services by our clients.

Recent Developments

On March 7, 2013, the Company acquired the assets of FuturLink in exchange for an undisclosed amount of cash, which cash was paid from the Company’s current working capital. These assets include, without limitation, the FuturLink technology (patents and source codes), trademark(s) and access point (proximity marketing) component parts.

As the technology owner, the Company realized immediate cost savings and will leverage the hardware and software included in its purchase to expand its mall-based footprint in the United States. The acquisition of FuturLink’s technology and corresponding patents provides the Company with vertical integration and provides it with flexibility and autonomy. By owning the technology, the Company has the ability to do the following:

•	Increase download speed for both Bluetooth and Wi–Fi,

•	Add customer dashboard for real-time reporting of campaign statistics,

•	Implementation of a rewards program to increase download loyalty,

•	Ability to deliver apps directly via Bluetooth and Wi-Fi

•	Reduce cost of proximity marketing units by approximately 60-70% and

•	Eliminate the payment of licensing fees to FuturLink of approximately $175,000 per annum.

Mobiquity Networks

In February 2012, we announced our plans to have the architecture for our proprietary mobile marketing solutions; “Mall-Offers Wi-Fi” and “malloffers.com” completed by the end of the first quarter of 2012 and that we begin to rollout the solutions on our nationwide Mobiquity Network. Although the architecture for “Mall-Offers” is complete, we were unable to begin the rollout due to capital restraints. We do expect to begin the rollout by the beginning of the third quarter of 2013, assuming we have the capital to do so.

Mobiquity Networks is currently operational in 75 malls across the US and has access to approximately 96 million shopper visits per month.

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The Mall-Offers Platform will list specials from retailers in each mall throughout the Mobiquity Network. The specials will be accessible on the secured Wi-Fi network that Mobiquity has already installed in each of its 75 malls across the US. Shoppers with smart phones will simply connect to “Mall-Offers Wi-Fi” and browse by either retailer or category on their mobile device. The solution will not require the shopper to download an app and access to Mall Offers will be completely free for the user. Malloffers.com is a website that aggregates all of the special offers, coupons and discounts offered by all of the participating retailers in all of the malls within the Mobiquity Network. Consumers will have the ability to search for specials by mall, store name or category prior to going to the mall or on their mobile devices. This will help the consumer to choose which mall to visit as well as which store within the mall to purchase their item of interest. The website will also offer consumers the ability to register for special alerts from their favorite stores. The consumer can choose to receive an email or text whenever their favorite store has a special offer.

Our Mall-Offers Platform should help address the mobile marketing industry’s single largest issue, which is delivering relevant offers to consumers at the point of purchase. Management believes that most mall retailers desire to have a mobile marketing strategy but haven’t figured out how to get in front of consumers at the point of sale. The Mall-Offers Platform gives us the ability to offer the hundreds of retailers in each mall within the Mobiquity Network a true mobile marketing solution. In 2012 both companies and their sales agencies now realize the implementation of a mobile strategy is now a necessity. The activation needs to go beyond simple banner and pop-up ads on a mobile website or the development of an app. Consumers are seeking relevant content and valuable offers, not ambush advertising. The new Mall Offers Wi-Fi Network will give retailers and company brands access to consumers and consumers’ access to the offers they want to see.

As a result of the foregoing, Management is excited about the sales prospects that it expects to have across our network in the upcoming months.

Liquidity and Capital Resources

The Company had cash and cash equivalents of $362,598 at December 31, 2012.

Cash used by operating activities for the year ended December 31, 2012 was $(2,124,033). This resulted primarily from a net loss of $4,134,061, partially offset by stock based compensation of $1,481,242, a decrease in accounts receivable and prepaid expenses of $149,972 and depreciation and amortization of $233,825. Cash was used in investing activities of $272,013, which funds were used to acquire property and equipment primarily for purchases of proximity marketing boxes.  Cash provided by financing activities of $2,153,081 was the result of the sale of our company common stock of $1,887,556 and $265,525 in proceeds received from a secured loan transaction pursuant to which Ace borrowed $350,000 in principal due December 12, 2013.

Cash used by operating activities for the year ended December 31, 2011 was $(1,786,001). This resulted primarily from a net loss of $2,209,508 and an increase in accounts payable and accrued expenses of $179,680, partially offset by stock based compensation of $474,556 and a increase in accounts receivable of $236,032. Cash was used in investing activities of $594,744, which funds were used to acquire property and equipment primarily for purchases of proximity marketing boxes.  Cash provided by financing activities of $2,222,727 was the result of the sale of our company common stock.

Our company commenced operations in 1998 and was initially funded by our three founders, each of whom has made demand loans to our Company that have been repaid. Since 1999, we have relied on equity financing and borrowings from outside investors to supplement our cash flow from operations.

We anticipate that our future liquidity requirements will arise from the need to finance our accounts receivable and inventories, hire additional sales persons and capital expenditures. The primary sources of funding for such requirements will be cash generated from operations, raising additional capital from the sale of equity or other securities and borrowings under debt facilities which currently do not exist. We believe that we can generate sufficient cash flow from these sources to fund our operations for at least the next fifteen months.

Recent Financings

In the past two fiscal years ended December 31, 2012 and the period January 1, 2012 through March 11, 2013, the Company completed the following private placement offerings with non-affiliated persons except as otherwise noted:

On December 8, 2009, Ace Marketing & Promotions, Inc. entered into an Introducing Agent Agreement with Legend Securities, Inc., a FINRA registered broker-dealer ("Legend"), to attempt to raise additional financing through the sale of its Common Stock and Warrants. Between December 8, 2009 and March 15, 2010, the Company closed on gross proceeds of $1,025,000 before commissions of $117,000. The planned use of proceeds is to primarily expand the Company's mobile and interactive divisions.  The Company issued pursuant to the terms of the offering an aggregate of 2,050,000 shares of Common Stock at a per share price of $.50 per share and 1,025,000 Warrants exercisable at $1.00 per share to investors in the offering and placement agent warrants to purchase an amount equal to 10% of the number of shares and the number of warrants sold in the offering. All securities were issued pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

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In August 2010, the Company raised $175,000 in gross proceeds from the sale of 437,500 shares and a like number of Warrants expiring in August 2013.  The investor paid $0.40 per Share and received Warrants exercisable at $0.60 per Share.  In November 2010, the Company commenced a plan of financing and raised an additional $800,500 in financing from the sale of 2,934,999 Shares of its restricted Common Stock at $0.30 per Share and Common Stock Purchase Warrants to purchase a like number of Shares, exercisable at $0.30 per Share through August 31, 2013. Subsequent to the completion of the second financing, the Company agreed to adjust the terms of the August 2010 transaction and issue to the August 2010 investor Shares and Warrants on the same terms as those sold in November - December 2010. Accordingly, an additional 145,833 Shares and a like number of Warrants were issued to the August 2010 investor, with the exercise price of the Warrants being lowered from $0.60 per Share to $0.30 per Share.  All securities will be issued pursuant to Section 4(2) and/or Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

In March 2011, the Company commenced a private placement offering. Pursuant to said offering between March 29, 2011 and April 19, 2011, the Company raised $755,000 in gross proceeds from the sale of 2,516,666 shares of common stock and a like number of warrants, exercisable at $.30 per share through August 31, 2013. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

Between May 25, 2011 and June 3, 2011, the Company received gross proceeds of $461,250 from the sale of 1,025,000 shares of Common Stock at a purchase price of $.45 per share. The sale of stock was also accompanied by Warrants expiring on May 31, 2014. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

In July 2011, the Company commenced a private placement offering. Pursuant to said offering between July14, 2011 and August 1, 2011, the Company raised $975,000 in gross proceeds from the sale of 1,950,000 shares of common stock and a like number of warrants, exercisable at $.60 per share through July 31, 2014.  Of the $975,000, $250,000 was invested by Thomas Arnost who later became a director of the Company in December 2011. Mr. Arnost received 500,000 shares of Common Stock and Warrants to purchase 500,000 shares in the offering. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

On January 30, 2012, the Company’s private placement offering was terminated. Rockwell Global Capital LLC acted as Placement Agent. The Company received gross proceeds of $575,000 from the sale of 958,338 shares of Common Stock at a purchase price of $.60 per share. The private placement offering also included the sale of Warrants to purchase 191,671 shares of Common Stock, exercisable at $.60 per share and expiring on January 18, 2016. The Placement Agent received a $25,000 advisory fee, $51,750 in commissions and warrants to purchase 95,833 shares identical to the warrants sold to investors in the offering. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

The Company is required to file a Registration Statement with the Securities and Exchange Commission (“SEC”) to register the resale of the shares of Common Stock sold in the private placement offering and the resale of the shares of Common Stock issuable upon exercise of the Class AA Warrants (collectively the “Registrable Shares”).  If a Registration Statement covering the Registrable Shares is not filed with the SEC on or before March 15, 2012 or is not declared effective within 120 days of January 30, 2012 (subject to a 60 day extension in the event the SEC is performing a full review of the Registration Statement), the Company shall pay to each investor as liquidated damages, a payment equal to 1.5% of the aggregate amount invested by such investor in the offering, cumulative for every 30 day period until such Registration Statement has been filed or declared effective or a portion thereof. Such liquidated damages shall not exceed 15% per annum. The Company, at its sole discretion, shall pay the liquidated damage payment in cash and/or Common Stock of the Company based upon the closing sale price of the Company’s Common Stock on the trading day preceding the date triggering the payment of the liquidated damages. As of March 1, 2013, the Registration Statement has not been filed and the Company has elected to issue the maximum liquidation damages for a period of one year of an aggregate of 197,860 shares.

In April 2012, the Company received $270,000 from the exercise of Warrants and issued 900,000 shares of its Common Stock.  Between April 1, 2012 and May 15, 2012, the Company sold 470,000 shares of Series 1 Convertible Preferred Stock at $1.00 per share pursuant to an ongoing plan of financing. The rights, preferences and privileges of the Series 1 Preferred Stock are as set forth in Note 8 of the Notes to Condensed Consolidated Financial Statements.

On July 10, 2012, the Company sold 1,347,201 shares of its Common Stock to various investors at $.45 per share subject to certain anti-dilution rights for a period of twenty four months. The Company received gross proceeds of $606,240 before offering costs. Each investor received Fixed Price Warrants to purchase 50% of the number of shares of Common Stock purchased in the Offering. The Fixed Price Warrants are exercisable at any time from the date of issuance through July 10, 2017 at an exercise price of $.55 per share. Each investor also received a Warrant to purchase 20% of the number of shares that were purchased in the Offering (the “Milestone Warrants”). The Milestone Warrants will automatically be exercised without any additional consideration to be paid in the event the Company reports audited gross revenues of less than $5,000,000 for the period July 1, 2012 through June 30, 2013 unless the volume weighted average price for the Company’s Common Stock exceeds $1.00 per share for a period of at least 30 trading days prior to January 5, 2013. Exemption from registration for the sale of securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended.

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In November, 2012, preferred stock investors who invested a aggregate of $250,000 in April 2012 at a $1 per share agreed to convert their 250,000 preferred shares into an aggregate of 833,334 common shares and warrants to purchase 416,667 shares, which warrants are identical to the warrants which were sold to the Legend investors described below.

On November 27, 2012 the Company engaged Legend Securities, Inc. to act a Placement Agent in connection with a private placement offering. The Company received gross proceeds of $950,000 from the completion of said offering, including $100,000 and $50,000 from directors of the Company, Thomas Arnost and Sean Trepeta. In connection with this offering, the Company issued to Legend’s investors a total of approximately 3,166,670 shares of common stock. For every two shares invested, each investor received a warrant to purchase one share of common stock, exercisable at $.50 per share through December, 15, 2017. In addition to cash compensation, Legend received warrants to purchase 15% of the number of shares sold in the offering. The Placement Agent warrants are identical to the warrants sold to investors in the offering. Immediately prior to and after the aforementioned offering, six current stockholders of the Company invested a total of $521,000 into the Company and received the same terms as those offered to the Legend Securities investors. As a result of these offerings, the Company received gross proceeds of $1,471,000 to improve its financial condition and for use as general working capital with an emphasis on its Proximity Marketing business. Exemption from registration for the sale of securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States.  The preparation of financial statements requires management to make estimates and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our financial statements.

Revenue Recognition

Revenue is recognized when title and risk of loss transfers to the customer and the earnings process is complete. In general, title passes to our customers upon the customer’s receipt of the merchandise. Revenue is recognized on a gross basis since the Company has the risks and rewards of ownership, latitude in selection of vendors and pricing, and bears all credit risk. Advance payments made by customers are included in customer deposits.

Allowance for Doubtful Accounts

We are required to make judgments based on historical experience and future expectations, as to the realizability of our accounts receivable. We make these assessments based on the following factors: (a) historical experience, (b) customer concentrations, customer credit worthiness, (d) current economic conditions, and (e) changes in customer payment terms.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

Since June 9, 2005, our common stock has been traded on the OTCBB under the symbol “AMKT.” Our common stock trades on a limited basis on the OTCBB. The following table sets forth the range of high and low sales prices of our Common Stock for the last two fiscal years.

Quarters Ended	High	Low

March 31, 2011	$.40	$.17
June 30, 2011	$.70	$.16
September 30, 2011	$1.85	$.50
December 31, 2011	$1.30	$.55
March 31, 2012	$.1.00	$.38
June 30, 2012	$.85	$.37
September 30, 2012	$.64	$.25
December 31, 2012	$.54	$.21

The closing sales price on March 14, 2013 was $0.40 per share. All quotations provided herein reflect inter-dealer prices, without retail mark-up, markdown or commissions.

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(b) Holders

As of March 11, 2013, a total of 34,230,252 shares of the Company’s common stock are currently outstanding held by approximately 115 shareholders of record.

Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004.

(c) Dividends

We have not declared or paid any dividends on our common stock and intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not anticipate paying dividends on our common stock for the foreseeable future. There are no restrictions on our present ability to pay dividends to stockholders of our common stock, other than those prescribed by New York law.

(d) Securities Authorized for Issuance under Equity Compensation Plans

The following summary information is as of December 31, 2012 and relates to our 2005 Plan and 2009 Plan described elsewhere herein pursuant to which we have granted options to purchase our common stock:

	(a)	(b)	(c)
Plan category	Number of shares of common stock to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(2)
2005 and 2009 Equity Compensation Plans (1)	4,575,000	$.76	3,217,000

(1)	Options are exercisable at a price range of $.10 to $1.20 per share.

(2)	The foregoing table does not reflect 208,000 shares of Common Stock issued pursuant to the 2005 Plan as restricted stock awards.

Rule 10B-18 Transactions

During the years ended December 31, 2012 and 2011, there were no repurchases of the Company’s common stock by the Company.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

(1) Previous Independent Auditors:

a.	On January 25, 2013, the Company was informed that our registered independent public accountant, Peter Messineo, CPA, of Palm Harbor Florida (“PM”) declined to stand for re-appointment. PM has merged his firm into the registered firm of Drake and Klein CPAs PA.

b.	PM's report on the financial statements for the years ended December 31, 2011 and 2010 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting.

c.	Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the years ended December 31, 2011 and 2010 and including its review of financial statements of the quarterly periods through September 30, 2012 there have been no disagreements with PM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PM would have caused them to make reference thereto in their report on the financial statements. Through the interim period January 25, 2013 (the date of decline to stand for re-election of the former accountant), there have been no disagreements with PM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PM would have caused them to make reference thereto in their report on the financial statements.

d.	We have authorized PM to respond fully to the inquiries of the successor accountant

e.	During the years ended December 31, 2011 and 2010 and the interim period through December 26, 2012, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

(2) New Independent Accountants:

a.	On January 25, 2013, the Company engaged DKM Certified Public Accountants of Clearwater, Florida, as its new registered independent public accountant. During the year ended December 31, 2011 and 2010 and prior to January 25, 2013 (the date of the new engagement), we did not consult with DKM regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by DKM, in either case where written or oral advice provided by DKM would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and executive officers as of March 11, 2013. There is no familial relationship between or among the nominees, directors or executive officers of the Company.

		FIRST BECAME DIRECTOR
NAME (1)	AGE	AND/OR OFFICER	POSITION

Dean L. Julia	44	1998	Co-Chief Executive Officer/Secretary/Treasurer/Director/Co-Founder
Michael D. Trepeta	40	1998	Co-Chief Executive Officer, President/Director/Co-Founder
Sean McDonnell	51	2005	Chief Financial Officer
Domenico Iannucci	56	2009	Director
Thomas Arnost	65	2011	Director
Sean Trepeta	44	2011	Director and President of Mobiquity Networks

(1)	Directors are elected at the annual meeting of stockholders and hold office until the following annual meeting.

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The terms of all officers expire at the annual meeting of directors following the annual stockholders meeting. Officers serve at the pleasure of the Board and may be removed, either with or without cause, by the Board of Directors, and a successor elected by a majority vote of the Board of Directors, at any time.

Our officers, directors and founders each have experience in the development of early stage companies including business strategies, products and services and financing.

DEAN L. JULIA

Mr. Julia holds a Bachelor of Business Administration from Hofstra University received in 1990. From 1991-1996, Mr. Julia worked at various Investment Banks where he was involved in the funding of numerous IPO’s in the Bio Technology and Communications sectors. From September 1996 through February 1998, Mr. Julia served as President and Chief Executive Officer of DLJ Consulting, a financial intermediary consultant for public and private companies. In 1998, Mr. Julia co-founded Ace Marketing and became an officer, director and principal stockholder of the company. He continues to serve as CEO of Ace Marketing & Promotions where he sets overall strategy and continually fosters key relationships with technology partners and developers. Mr. Julia also serves as COO of Mobiquity (a wholly-owned subsidiary of Ace), where he is responsible for the integration of the sales and IT departments of Mobiquity with the creative, IT and database departments of Ace Marketing. He continues to set all operational strategies for scaling each department to meet the demands of managing and maintaining the aggressive expansion of the national proximity marketing network. Mr. Julia is a founder of the Company, has demonstrated his management ability at senior levels, he has served on the board since its inception and he is expected to continue to serve on the Board.

MICHAEL D. TREPETA

Mr. Trepeta received a Bachelor of Science Degree in Applied Economics and Business Management with a minor in Communications from Cornell University in 1993. From 1993-1996, Mr. Trepeta worked as a stockbroker and was involved in the funding of numerous development-stage and growth companies. From September of 1996 through February 1998, he served as President of MDT Consulting Group, Inc., a corporation contracted by various companies to serve as a financial intermediary to investment bankers and to assist in developing products, services, and business strategies. In 1998, Mr. Trepeta co-founded Ace Marketing & Promotions as an officer, director and principal owner of the company. He continues to set the strategy for all integrated marketing efforts at Ace Marketing through the development of models and solutions that leverage the attributes of cutting edge marketing technologies. As CEO of Mobiquity (a wholly-owned subsidiary of Ace), Mr. Trepeta is responsible for setting strategy for the continued roll-out of Mobiquity’s national proximity marketing network by securing long term strategic partnerships with key property owners and management companies while simultaneously forming key partnerships with out of home agencies who control the media assets within those properties. Mr. Trepeta , a founder of the Company,  has demonstrated his management ability at senior levels and he is expected to continue to serve on the board.

SEAN MCDONNELL

Sean J. McDonnell, Certified Public Accountant, has been self employed and in private accounting practice since January 1990 handling many different types of business entities and associations. Mr. McDonnell has spent much of his time helping his customers grow their companies and acquire financing for the purchase of buildings and equipment. Prior to starting his own practice, he was employed from 1985 - 1990 as a senior staff member in the accounting firm of Breiner & Bodian CPA’s. After graduating from Dowling College in 1984, he was employed by Kenneth Silver C.P.A. from 1984 - 1985. He is currently serving on the boards of the Police Athletic League, North East Youth Sports Association and Sound Beach Soccer Club, Inc. Mr. McDonnell has served as our Chief Financial Officer since January 3, 2005 and currently as an employee, he devotes such time to our affairs as is necessary for the performance of his duties.

DOMINICO IANNUCCI

Mr. Iannucci has owned and managed a residential and commercial construction company for over 24 years. Mr. Iannucci is serving as an independent director of the Company. Mr. Iannucci brings to the Board experience in other industries that the two other board members do not process.

THOMAS ARNOST

Mr. Thomas Arnost previously served as the Co-President of Univision Communications, Inc. Station Group, where he joined the company in 1994. He served as the Co-President of Univision Television Group, from 1997 to 2006, and prior to that as Executive Vice President of Univision ... Television Group from 1994 to 1996. In 2002, Mr. Arnost helped in successful launch of the Telefutura Station Group, which has since, significantly contributed to Univision’s overall revenue growth and market value. During his tenure with Univision, total station group revenue grew from under $120 million in 1993 to approximately $700 million in 2006. Also during his tenure, the Company’s market value grew from roughly $500 million to over $14 billion. Mr. Arnost’s extensive business, financial, management and leadership experience in the telecommunications industry particularly qualifies him for serving on the Company’s board as an independent director.

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SEAN TREPETA

Prior to joining the Mobiquity Networks team in May of 2011, Mr. Trepeta was President of Varsity Networks, a leading online portal dedicated to serving the High School sports market. While at Varsity Networks, Mr. Trepeta grew the network to include over 10,000 high school team websites and was responsible for growing web traffic to include millions of monthly visitors and registered users across the country allowing for additional revenue streams through the placement of online advertising by major national brands. Prior to this, Mr. Trepeta was the President and Co-Founder of OPEX Communications, Inc., a leading telecommunication service provider which was located in Chicago, specializing in traditional long-distance, wireless, and dedicated services. Mr. Trepeta increased sales and was able to grow the company through agents and the Internet to $48 million in annual sales before selling OPEX in 2006. Before working for OPEX, Mr. Trepeta was the vice president of sales and marketing for the US Buying Group, Inc. responsible for developing a small business-buying program, which included value added services such as overnight shipping, office supplies, and computer software products, as well as a full line of telecommunications services. Mr. Trepeta also developed and implemented the agent and carrier divisions of USBG. Prior to joining USBG, he was with MCI Telecommunications and NYNEX in New York City. As President of Mobiquity Networks, Mr. Trepeta is responsible for once again setting all sales and marketing strategies internally as well as handling the relationship and training of the national sales force of Mobiquity’s key out of home Mall Media partner, EYE Corp. He continues to foster strategic relationships with agencies and national brands. Mr. Trepeta holds a Bachelor of Science degree from the State University of New York at Cortland. Mr. Trepeta’s extensive sales and marketing experience and management experience in the telecommunications industry qualifies him for serving on the Company’s board of directors.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the General Corporation Law of the State of New York and our By-Laws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC and any applicable securities exchange.

Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the finance and capital market industries.

In evaluating nominations to the Board of Directors, our Board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to the full board for oversight. These risks include, without limitation, the following:

•	Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

•	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

•	Risks and exposures relating to corporate governance; and management and director succession planning.

•	Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

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Board Leadership Structure

In accordance with the Company's By-Laws, the Chairman of the Board presides at all meetings of the Board. Since the Company does not have a Chairman of the Board, the By-Laws of the Corporation require the President, Michael Trepeta, who also serves as Co -Chief Executive Officer, to serve as the Chairman of the Board and to preside at all meetings. Currently, the offices of President (who serves as Chairman of the Board and Co- Chief Executive Officer) are not separated. The Company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Board believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer is likely is in the best interests of the Company.

Indemnification

The New York Business Corporation Law contains provisions permitting and, in some situations, requiring New York corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation. Our articles and bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities.

In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with the articles and bylaws. Currently, we have no such agreements. The New York Business Corporation Law also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We intend to obtain limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors.

As far as exculpation or indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Board Committees

Our Company has no audit, compensation or nominating committees of our board of directors or committees performing similar functions. Domenico Iannucci and Thomas Arnost are the Company’s “independent directors.” Mr. Arnost is a “financial expert”, but Mr. Iannucci is not deemed a “financial expert.”

Under the National Association of Securities Dealers Automated Quotations definition, an “independent director” means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board’s discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years;  (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of Ace has served on that company’s compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of Ace’s outside auditor.

The term “Financial Expert” is defined under the Sarbanes-Oxley Act of 2002, as amended, as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

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The Company may in the future form an audit committee to consist of one or more independent directors. In the event an audit committee is established, of which there can be no assurances given, its first responsibility would be to adopt a written charter.  Such charter would be expected to include, among other things:

☐	being directly responsible for the appointment, compensation and oversight of our independent auditor, which shall report directly to the audit committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;

☐	annually reviewing and reassessing the adequacy of the committee’s formal charter;

☐	reviewing the annual audited financial statements with our management and the independent auditors and the adequacy of our internal accounting controls;

☐	reviewing analyses prepared by our management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

☐	reviewing the independence of the independent auditors;

☐	reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or its management;

☐	reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and

☐	all responsibilities given to the audit committee by virtue of the Sarbanes-Oxley Act of 2002, which was signed into law by President George W. Bush on July 30, 2002.

Code of Ethics

The Company has a code of ethics that applies to the Company’s Chief Executive Officer and Chief Financial Officer, which has been designed to deter wrongdoing and to promote:

☐	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

☐	Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

☐	Compliance with applicable governmental law, rules and regulations;

☐	The prompt internal reporting of violations of the code of ethics to an appropriate pre-identified person; and

☐	Accountability for adherence to the code of ethics.

Compliance with Section 16(A) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish us with copies of all Section 16(a) forms they file. During fiscal 2012, Messrs.Thomas Arnost, Domencio Iannucci, Sean Trepeta each filed a form 4 late with the Commission. Mr. Sean Trepeta also filed a form 3 late with the Commission. To the best of the knowledge of the Company’s directors and officers, no other form 4’s or form 3’s were filed late with the Commission by officers directors or greater than 10% stock holders.

EXECUTIVE COMPENSATION

The following table sets forth the overall compensation earned over the fiscal year ended December 31, 2012 and 2011 by (1) each person who served as the principal executive officer of the Company during fiscal year 2012 and 2011; (2) the Company’s most highly compensated (up to a maximum of two) executive officers as of December 31, 2012 and 2011with compensation during fiscal year 2012 and 2011 of $100,000 or more; and (3) those two individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of December 31, 2011. (Note: Sean Trepeta has been included in the table below as it is expected that he will earn more than $100,000 in cash compensation for 2012.)

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					Salary Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards	Options Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)(3)	Total ($)
Dean L. Julia	2012	$293,710	$–	–	$63,000	–	--	$23,860	$380,570
Co-CEO of the Company	2011	$282,986	$6,000	–	$21,383	–	--	$24,993	$335,362

Michael D. Trepeta	2012	$293,710	$–	–	$63,000	–	--	$23,860	$380,570
Co-CEO of the Company	2011	$282,986	$6,000	–	$21,383	–	--	$21,728	$332,097

Sean Trepeta	2012	$195,000	$–	–	$37,500	–	--	$23,860	$256,360
President of Mobiquity Networks (4)	2011	$30,000	$5,300	–	$14,789	–	--	$13,170	$63,259

(1)	The options and restricted stock awards presented in this table for fiscal 2011 and 2012 reflects the full grant date fair value, as if the total dollar amount were earned in the year of grant. The stock awards are valued based on the fair market value of such Shares on the date of grant and are charged to compensation expense over the related vesting period. The options are valued at the date of grant based upon the Black-Scholes method of valuation, which is expensed over the service period over which the options become vested. As a general rule, for time-in-service-based options, the Company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.

(2)	Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)	Includes compensation for service as a director described under Director Compensation, below.

(4)	Sean Trepeta receives $10,000 per month plus commissions on sales of proximity marketing business or Ace products of up to $10,000 per month. Mr. Trepeta also receives commissions on sales of Ace products, which commissions totaled $75,000 in 2012.

For a description of the material terms of each named executive officers’ employment agreement, including the terms of the terms of any common share purchase option grants, see that section of this Prospectus captioned “Employment Agreements.”

No outstanding common share purchase option or other equity-based award granted to or held by any named executive officer in 2012 were repriced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout.

For a description of the material terms of any contract, agreement, plan or other arrangement that provides for any payment to a named executive officer in connection with his or her resignation, retirement or other termination, or a change in control of the company see “Employment Agreements”.

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Executive Officer Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding at fiscal year end (i.e. December 31, 2012).

Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dean L. Julia (1)	250,000	—	—	$1.00	01/03/15	—	—	—	—
	200,000	—	—	$1.20	12/28/15	—	—	—	—
	150,000	—	—	$1.20	08/22/17	—	—	—	—
	50,000	—	—	$1.20	03/01/13	—	—	—	—
	50,000	—	—	$.65	03/02/19	—	—	—	—
	50,000	—	—	$.54	03/25/20	—	—	—	—
	200,000	—	—	$.50	04/07/20	—	—	—	—
	100,000	—	—	$.26	02/28/21	—	—	—	—
	100,000	—	—	$.61	02/28/22	—	—	—	—

Michael D. Trepeta (1)	250,000	—	—	$1.00	01/03/15	—	—	—	—
	200,000	—	—	$1.20	12/28/15	—	—	—	—
	150,000	—	—	$1.20	08/22/17	—	—	—	—
	50,000	—	—	$1.20	03/01/13	—	—	—	—
	50,000	—	—	$.65	03/02/19	—	—	—	—
	50,000	—	—	$.54	03/25/20	—	—	—	—
	200,000	—	—	$.50	04.07/20	—	—	—	—
	100,000	—	—	$.26	02/28/21	—	—	—	—
	100,000	—	—	$.61	02/28/21

Sean Trepeta (2)	100,000	—	—	$.30	08/13/13	—	—	—	—
	50,000	—	—	$.75	05/07/22	—	—	—	—

(1)	All options contain cashless exercise provisions and are currently fully vested.

(2)	Sean Trepeta owns warrants issued on April 21, 2011 which are not granted under a compensation plan.

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Employment Agreements

Each of the following executive officers is a party to an employment agreement with the Company.

Name	Position	Monthly Salary (1)	Bonus (2)

Dean L. Julia	Co-Chief Executive Officer	$ 26,000	Annual bonus of at least 5% of pre-tax earnings
Michael Trepeta	Co-Chief Executive Officer	$ 26,000	Annual bonus of at least 5% of pre-tax earnings

(1)	Compensation of each executive officer named in the table above has his monthly base salary increased by $2,000 each subsequent March 1st during the term of the agreement and any extensions thereof. The next scheduled salary increase to $28,000 per month was scheduled to occur on March 1, 2013; however, Messrs. Julia and Trepeta have deferred the salary increase as of March 1, 2013 and they may elect to take the deferred salary increase at a later date either in cash and/or in stock.

(2)	Annual bonuses are paid by us by the last business day of March for the preceding calendar (fiscal) year, except in the event of termination prior to the end of any fiscal year (other than termination for cause), a pro rata portion of the annual bonus shall be paid within 30 days of termination.

A summary of each Executive’s employment agreement, as amended, is as follows:

As of March 1, 2013, each Executive’s Employment Agreement currently expires on the February 28, 2018 and automatically renews for a period of one year thereafter effective on March 1st of each new calendar year unless the Employment Agreement is terminated in accordance with its terms on or prior to December 30th of the prior calendar year. Each Executive may terminate his Employment Agreement upon written three-month notice.  In such event, the Company shall be relieved of all of its obligations under the Agreement, except for payment of the Executive’s Base Salary and Annual Bonus earned and unpaid through the effective date of termination, those obligations with respect to indemnification and director and officer insurance and severance pay as described below.

We may terminate the Executive’s employment for cause (“Cause”) as defined in the Agreement. In the event this Agreement is terminated for cause, the Executive’s Base Salary and any unearned Annual Bonus, severance pay and all benefits shall terminate immediately upon such discharge, and we shall have no further obligations to the Executive except for payment and reimbursement for any monies due which right to payment or reimbursement accrued prior to such termination.

We may terminate this Agreement upon the disability as defined in the Agreement or death of the Executive by giving written notice to the Executive.  In the case of disability, such termination will become effective immediately upon the giving of such notice unless otherwise specified by us.  Upon any such termination, we shall be relieved of all our obligations under the Executive’s employment, except for payment of the Executive’s Base Salary and Annual Bonus earned and unpaid through the effective date of termination and severance pay.

In the event of termination by the Company of Executive’s Employment Agreement without cause, then the Executive shall be entitled to receive on the termination date termination pay of one-year base salary based upon the scheduled annual salary of each executive officer for the next contract year, plus the amount of bonuses paid or entitled to be paid to the executive for the current fiscal year or the preceding fiscal year, whichever is higher.  In the event of termination, the executives will continue to receive all salary and benefits included in the employment agreement through the scheduled expiration date of said employment agreement prior to the acceleration of the termination date thereof.

We have agreed to defend and indemnify each Executive in his capacity as an officer against all claims, judgments, damages, liabilities, costs and expenses (including reasonable attorney’s fees) arising out of, based upon, or related to his performance of services to us, to the maximum extent permitted under law. We will also use our reasonable best efforts to include each Executive as an insured under all applicable directors’ and officers’ liability insurance policies maintained by us.

Each Executive is currently entitled to the following additional benefits:

–	$2,000 per month pay raise on each March 1 during the term of the Agreement and any extension thereof;
–	The annual grant on March 1 of each year of ten-year stock options to purchase 100,000 shares at an exercise price equal to the then fair market value of our common stock as determined by the Board. ;
–	Election to the Board of Directors and during the term of employment, the Board’s nomination for re-election to the Board;
–	Paid disability insurance and term life insurance for the benefit of each Executive’s family in an amount fixed by the Board at a cost not to exceed $10,000 per annum;

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–	Use of company automobile with all related costs paid for by us;
–	Health insurance;
–	Right to participate in any pensions of our company;
–	Health insurance; and
–	Right to participate in any pensions of our company.

Additional Compensation

In the event Mobiquity Networks, Inc. raises financing for its operations, as a stand alone enterprise, Michael Trepeta agrees to continue to serve as Chief Executive Officer of Mobiquity and Dean L. Julia agrees to continue to serve as Chief Operating Officer of Mobiquity.  As partial consideration for their services, each person shall receive ten year options to purchase 1,500,000 Shares of Mobiquity's Common Stock owned by Ace at an exercise price of $.01 per Share.

Employment Arrangements

Sean Trepeta became President of Mobiquity Networks in 2011. Mr. S. Trepeta is currently earning $10,000 per month plus commissions as an employee of the Mobiquity pursuant to which he can earn up to an additional $10,000 per month on revenues received by Mobiquity. Mr. S. Trepeta can also earn commissions on sales of Ace’s other products and services. Mr. S. Trepeta received in April 2011 warrants to purchase 100,000 shares of the Company’s Common Stock exercisable at $.30 per share through August 13, 2013, plus 100,000 restricted shares of Common Stock, in consideration of advisory services rendered in connection with a private placement offering.

DIRECTOR COMPENSATION

Stock Options

Stock options and equity compensation awards to our non-employee / non-executive directors are at the discretion of the Board. See Director Compensation table below.

Cash Compensation

Our non-employee / non-executive director is eligible to receive a fee of $500 to be paid for attending each Board meeting; however, no fees were paid in 2012.

Travel Expenses

All directors shall be reimbursed for their reasonable out of pocket expenses associated with attending the meeting.

The following table shows the overall compensation earned for the 2012 fiscal year with respect to each non-employee and non-executive director as of December 31, 2012.

	DIRECTOR COMPENSATION
Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)

Thomas Arnost, Director (4)	$10,000	–	$37,500	–	–	1,234	$48,734

Domenico Iannucci, Director (4)	–	–	$37,500	–	–	–	$37,500

(1)	The restricted stock awards and options presented in this table for 2012 reflect the full grant date fair value as if the total dollar amount were earned in the year of grant. As a general rule, for time-in-service-based options, the Company will immediately expense any restricted stock awards and option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the restricted stock awards and options.

(2)	Excludes awards or earnings reported in preceding columns.

(3)	Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the director; (vii) any consulting fees earned, or paid or payable; (viii) any annual costs of payments and promises of payments pursuant to a director legacy program and similar charitable awards program; and (ix) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

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(4)	On May 7 2012, Messrs. Arnost and Iannucci each received 10 year options to purchase 50,000 shares of Common Stock at an exercise price of $.75 per share. In fiscal 2011, Mr. Arnost received options to purchase 200,000 shares of the Company’s Common Stock exercisable at $.60 per share from the date of issuance through December 20, 2016. Also in fiscal 2011, Mr. Iannucci received options to purchase 50,000 shares of the Company’s Common Stock, exercisable at any time from the date of issuance through February 28, 2021 at an exercise price of $.26 per share.

Employee Benefit and Consulting Services Compensation Plans

On January 3, 2005, our company established an Employee Benefit and Consulting Services Compensation Plan (the “2005 Plan”) covering 2,000,000 shares, which 2005 Plan was ratified by our stockholders on February 9, 2005.  On August 12, 2005, the company’s stockholders approved a 2,000,000 share increase in the 2005 Plan to 4,000,000 shares. On August 28, 2009, the Board adopted the “2009 Plan” identical to the 2005 Plan with 4,000,000 shares under the 2009 Plan. All references to “the Plans” include the 2005 Plan and 2009 Plan.

Administration

Our board of directors administers the 2005 Plan, has the authority to determine and designate officers, employees, directors and consultants to whom awards shall be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions). The board may, in its sole discretion, accelerate the vesting of awards.

Types of Awards

The Plans are designed to enable us to offer certain officers, employees, directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders.  In furtherance of this purpose, the Plans contain provisions for granting non-statutory stock options and incentive stock options and common stock awards.

Stock Options. A “stock option” is a contractual right to purchase a number of shares of common stock at a price determined on the date the option is granted.  An incentive stock option is an option granted under the Internal Revenue Code of 1986 to our employees with certain tax advantages to the grantee over non-statutory stock options. The option price per share of common stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. Such option price in the case of incentive stock options shall not be less than 100% of the fair market value of the common stock on the date of grant and may be granted below fair market value in the case of non-statutory stock options. Incentive stock options granted to owners of 10% or more of our common stock must be granted at an exercise price of at least 110% of the fair market value of our common stock and may not have a term greater than five years. Also, the value of incentive options vesting to any employee cannot exceed $100,000 in any calendar year. The option price of our options must be paid in cash, money order, check or common stock of the company.  The non-statutory stock options may also contain at the time of grant, at the discretion of the board, certain other cashless exercise provisions. These cashless exercise provisions are included in the currently outstanding non-statutory stock options granted by the board.

Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the optionee ceases to be an employee of our company for any reason other than death, any incentive stock option exercisable on the date of the termination of employment may be exercised for a period of thirty days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the optionee’s death, any incentive stock option exercisable at the date of death may be exercised by the legal heirs of the optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs.  In the event of disability of the optionee, any incentive stock options shall expire on the stated date that the Option would otherwise have expired or 12 months from the date of disability, whichever event first occurs.  The termination and other provisions of a non-statutory stock option shall be fixed by the board of directors at the date of grant of each respective option.

Common Stock Award. Common stock awards are shares of common stock that will be issued to a recipient at the end of a restriction period, if any, specified by the board if he or she continues to be an employee, director or consultant of us. If the recipient remains an employee, director or consultant at the end of the restriction period, the applicable restrictions will lapse and we will issue a stock certificate representing such shares of common stock to the participant. If the recipient ceases to be an employee, director or consultant of us for any reason (including death, disability or retirement) before the end of the restriction period unless otherwise determined by the board, the restricted stock award will be terminated.

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Awards

As of December 31, 2012, the Company has granted options to purchase 4,575,000shares of the Company’s Common Stock with a weighted average exercise price of $.76 per share under the Plans. The board has granted options with varying terms.

It is not possible to predict the individuals who will receive future awards under the Plan or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Board.  The table below contains information as of December 31, 2012 on the known benefits provided to certain persons and group of persons under the Plan.

	Number of Shares Subject to Options	Range of Exercise Price ($) per Share	Value of Unexercised Options at Dec. 31, 2012 (1)
Dean L. Julia, Co-CEO (2)	1,150,000	$.26 - $1.20	$4,000
Michael D. Trepeta, Co-CEO (2)	1,150,000	$.26 - $1.20	$4,000
Sean McDonnell, Chief Financial officer	50,000	$1.00	$-0-
Sean Trepeta (2) President, Mobiquity Networks	150,000	$.30 -$.75	$-0-
Four Executive Officers as a group	2,500,000	$.26 - $1.20	$8,000
Thomas Arnost	250,000	$.60-$.75	$2,000
Domenico Iannucci	250,000	$.26 - $.75	$-0-
Non-Executive Officer, Employees and Consultants	1,675,000	$.30-$ 1.20	$-0-

N/A	Not applicable.
(1)	Value is normally calculated by multiplying (a) the difference between the market value per share at period end (i.e. $.30 based upon a last sale on (or the last trade date before) December 31, 2012) and the option exercise price by (b) the number of shares of Common Stock underlying the option.
(2)	Does not include warrants to purchase 100,000 shares granted outside of any compensation plan.

During the past three years, the Company has granted certain employees and consultants restricted stock awards for services for the prior year with vesting to occur after the passage of an additional 12 months. These awards totaled 45,000 Shares for 2008, subject to continued services with the Company through December 31, 2009.  These awards totaled 51,000 Shares for 2009 subject to continued services with the Company through December 31, 2010.  These awards totaled 105,000 Shares for 2010 subject to continued services with the Company through December 31, 2011. These awards totaled 45,000 shares for 2011, subject to continued services with the Company through December 31, 2012.

Eligibility

Our officers, employees, directors and consultants of Ace and our subsidiaries are eligible to be granted stock options, and common stock awards.

Termination or Amendment of the Plans

The board may at any time amend, discontinue, or terminate all or any part of the Plans, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The Company’s Amended and Restated Bylaws provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

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The Company’s Amended and Restated Articles of Incorporation further provides the following indemnifications:

(a) a director of the Corporation shall not be personally liable to the Corporation or to its shareholders for damages for breach of fiduciary duty as a director of the Corporation or to its shareholders for damages otherwise existing for (i) any breach of the director’s duty of loyalty to the Corporation or to its shareholders; (ii) acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts revolving around any unlawful distribution or contribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If New York Law is hereafter amended to eliminate or limit further liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of New York Law as so amended. Any repeal or modification of the indemnification provided in these Articles shall not adversely affect any right or protection of a director of the Corporation under these Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.

(b) the Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to attorney’s fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, fiduciary, or agent and that person’s estate and personal representative to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Security Ownership of Certain Beneficial Owners and Management

As of March 11, 2013, the Company had outstanding 34,230,252 shares of Common Stock. The only persons of record who presently hold or are known to own (or believed by the Company to own) beneficially more than 5% of the outstanding shares of such class of stock is listed below. The following table also sets forth certain information as to holdings of the Company's Common Stock of all officers and directors individually, and all officers and directors as a group.

Name and Address of Beneficial Owner (1) Officers and Directors:	Number of Common Shares	Percentage

Michael D. Trepeta (2)	2,316,402	6.5
Dean L. Julia (2)	2,286,901	6.5
Sean McDonnell (3)	50,000	*
Domincio Iannucci (4)	839,650	2.4
Sean Trepeta (5)	1,050,001	3.0
Thomas Arnost (6)	1,900,001	5.4
All directors and officers as a group (six persons) (7)	8,442,955	22.0
Clyde Berg (8)	3,700,000	10.4

Represents less than 1%

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(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally determined by voting powers and/or investment powers with respect to securities. Unless otherwise noted, all of such shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity, which are exercisable within sixty (60) days from the date hereof, have been exercised or converted as the case may be, but not for the purposes of determining the number of outstanding shares held by any other named beneficial owner. All addresses are c/o Ace Marketing & Promotions Inc. 600 Old Country Road, Suite 541, Garden City, NY 11530.
(2)	Includes options to purchase 1,300,000 shares.
(3)	Includes options to purchase 50,000 shares.
(4)	Consists of 539,650 shares of Common Stock and options to purchase 300,000 shares.
(5)	Includes options/warrants to purchase 283,334 shares.
(6)	Includes options/warrants to purchase 966,667 shares.
(7)	Includes options/warrants to purchase 4,200,001 shares.
(8)	Includes warrants to purchase 1,400,000 shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Recent Securities Transactions

Since 2010, the Company completed the following private placement offerings with non-affiliated persons except as otherwise noted:

On December 8, 2009, Ace Marketing & Promotions, Inc. entered into an Introducing Agent Agreement with Legend Securities, Inc., a FINRA registered broker-dealer ("Legend"), to attempt to raise additional financing through the sale of its Common Stock and Warrants. Between December 8, 2009 and March 15, 2010, the Company closed on gross proceeds of $1,025,000 before commissions of $117,000. The planned use of proceeds is to primarily expand the Company's mobile and interactive divisions.  The Company issued pursuant to the terms of the offering an aggregate of 2,050,000 shares of Common Stock at a per share price of $.50 per share and 1,025,000 Warrants exercisable at $1.00 per share to investors in the offering and placement agent warrants to purchase an amount equal to 10% of the number of shares and the number of warrants sold in the offering. All securities were issued pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

In August 2010, the Company raised $175,000 in gross proceeds from the sale of 437,500 shares and a like number of Warrants expiring in August 2013.  The investor paid $0.40 per Share and received Warrants exercisable at $0.60 per Share.  In November 2010, the Company commenced a plan of financing and raised an additional $800,500 in financing from the sale of 2,934,999 Shares of its restricted Common Stock at $0.30 per Share and Common Stock Purchase Warrants to purchase a like number of Shares, exercisable at $0.30 per Share through August 31, 2013. Subsequent to the completion of the second financing, the Company agreed to adjust the terms of the August 2010 transaction and issue to the August 2010 investor Shares and Warrants on the same terms as those sold in November - December 2010. Accordingly, an additional 145,833 Shares and a like number of Warrants were issued to the August 2010 investor, with the exercise price of the Warrants being lowered from $0.60 per Share to $0.30 per Share.  All securities will be issued pursuant to Section 4(2) and/or Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

In March 2011, the Company commenced a private placement offering. Pursuant to said offering between March 29, 2011 and April 19, 2011, the Company raised $755,000 in gross proceeds from the sale of 2,516,666 shares of common stock and a like number of warrants, exercisable at $.30 per share through August 31, 2013. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

Between May 25, 2011 and June 3, 2011, the Company received gross proceeds of $461,250 from the sale of 1,025,000 shares of Common Stock at a purchase price of $.45 per share. The sale of stock was also accompanied by Warrants expiring on May 31, 2014. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

44

In July 2011, the Company commenced a private placement offering. Pursuant to said offering between July 14, 2011 and August 1, 2011, the Company raised $975,000 in gross proceeds from the sale of 1,950,000 shares of common stock and a like number of warrants, exercisable at $.60 per share through July 31, 2014.  Of the $975,000, $250,000 was invested by Thomas Arnost who later became a director of the Company in December 2011. Mr. Arnost received 500,000 shares of Common Stock and Warrants to purchase 500,000 shares in the offering. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

On January 30, 2012, the Company’s private placement offering was terminated. Rockwell Global Capital LLC acted as Placement Agent. The Company received gross proceeds of $575,000 from the sale of 958,338 shares of Common Stock at a purchase price of $.60 per share. The private placement offering also included the sale of Warrants to purchase 191,671 shares of Common Stock, exercisable at $.60 per share and expiring on January 18, 2016. The Placement Agent received a $25,000 advisory fee, $51,750 in commissions and warrants to purchase 95,833 shares identical to the warrants sold to investors in the offering. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

The Company is required to file a Registration Statement with the Securities and Exchange Commission (“SEC”) to register the resale of the shares of Common Stock sold in the private placement offering and the resale of the shares of Common Stock issuable upon exercise of the Class AA Warrants (collectively the “Registrable Shares”).  If a Registration Statement covering the Registrable Shares is not filed with the SEC on or before March 15, 2012 or is not declared effective within 120 days of January 30, 2012 (subject to a 60 day extension in the event the SEC is performing a full review of the Registration Statement), the Company shall pay to each investor as liquidated damages, a payment equal to 1.5% of the aggregate amount invested by such investor in the offering, cumulative for every 30 day period until such Registration Statement has been filed or declared effective or a portion thereof. Such liquidated damages shall not exceed 15% per annum. The Company, at its sole discretion, shall pay the liquidated damage payment in cash and/or Common Stock of the Company based upon the closing sale price of the Company’s Common Stock on the trading day preceding the date triggering the payment of the liquidated damages. As of March 1, 2013, the Registration Statement has not been filed and the Company has elected to issue the maximum liquidation damages for a period of one year of an aggregate of 197,860 shares.

In April 2012, the Company received $270,000 from the exercise of Warrants and issued 900,000 shares of its Common Stock.  Between April 1, 2012 and May 15, 2012, the Company sold 470,000 shares of Series 1 Convertible Preferred Stock at $1.00 per share pursuant to an ongoing plan of financing. The rights, preferences and privileges of the Series 1 Preferred Stock are as set forth in Note 8 of the Notes to Condensed Consolidated Financial Statements.

On July 10, 2012, the Company sold 1,347,201 shares of its Common Stock to various investors at $.45 per share subject to certain anti-dilution rights for a period of twenty four months. The Company received gross proceeds of $606,240 before offering costs. Each investor received Fixed Price Warrants to purchase 50% of the number of shares of Common Stock purchased in the Offering. The Fixed Price Warrants are exercisable at any time from the date of issuance through July 10, 2017 at an exercise price of $.55 per share. Each investor also received a Warrant to purchase 20% of the number of shares that were purchased in the Offering (the “Milestone Warrants”). The Milestone Warrants will automatically be exercised without any additional consideration to be paid in the event the Company reports audited gross revenues of less than $5,000,000 for the period July 1, 2012 through June 30, 2013 unless the volume weighted average price for the Company’s Common Stock exceeds $1.00 per share for a period of at least 30 trading days prior to January 5, 2013. Exemption from registration for the sale of securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In November, 2012, preferred stock investors who invested an aggregate of $250,000 in April 2012 at a $1 per share agreed to convert their 250,000 preferred shares into an aggregate of 833,334 common shares and warrants to purchase 416,667 shares, which warrants are identical to the warrants which were sold to the investors described below.

In November 2012, the aforementioned Series 1 stock investors, who invested an aggregate of $250,000 in April 2012 together with another Common Stock holder, invested $301,000 at an offering price of $.30 per share and received 1,003,334 shares of Common Stock and Warrants to purchase 501,667 shares, exercisable at $.50 per share through December 15, 2017. Exemption from registration for the sale of securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended.

45

On November 27, 2012, the Company engaged Legend Securities, Inc. to act a Placement Agent in connection with a private placement offering, which offering was completed in January 2013. The Company received gross proceeds of $950,000 from the completion of said offering, including $100,000 and $50,000 from directors of the Company, Thomas Arnost and Sean Trepeta. In connection with this offering, the Company issued to Legend’s investors a total of approximately 3,166,670 shares of common stock. For every two shares invested, each investor received a warrant to purchase one share of common stock, exercisable at $.50 per share through December, 15, 2017. In addition to cash compensation, Legend received warrants to purchase 15% of the number of shares sold in the offering. The Placement Agent warrants are identical to the warrants sold to investors in the offering. After the aforementioned offering, two current stockholders of the Company invested a total of $220,000 into the Company in February 2013. In both cases, the current stockholders received the same terms as those offered to the Legend Securities investors. As a result of these offerings completed in January/February 2013, the Company received gross proceeds of $1,170,000 to improve its financial condition and for use as general working capital with an emphasis on its Proximity Marketing business. Exemption from registration for the sale of securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Transactions with Officers and Directors

The following describes transactions between the Company and its officers and directors for the past two fiscal years ended December 31, 2012 (except as noted above).

Please see the sections titled “Employment Agreements”, “Employment Arragements” and “Executive Compensation: above for a description of compensation and employment agreements or arrangements paid or options/warrants granted to Dean Julia, Chief Executive Officer of the Company, Michael Trepeta, Co-CEO of the Company, and Sean Trepeta, President of Mobiquity Networks. Sean McDonnell, Chief Financial Officer of the Company, also receives a salary below the amount required of disclosure under “Executive Compensation.”

In March 2011, the Company granted to each of Dean Julia and Michael Trepeta options to purchase 100,000 shares of Common Stock, exercisable at $.26 per share through February 28, 2021. On the same date, Domenico Iannucci received options to purchase 50,000 shares on the same terms as those granted to Messrs. Julia and Trepeta.

In April 2011, the Company issued to Sean Trepeta, 100,000 shares of Common Stock and Warrants to purchase 200,000 shares of Common Stock, exercisable at $.30 per share through August 13, 2013 in exchange for services rendered in connection with a recently completed private placement offering.

In December 2011, the Company granted Thomas Arnost options to purchase 200,000 shares of Common Stock at an exercise price of $.60 per share through December 20, 2016.

In March 2012, the Company granted each of Dean L. Julia and Micheal Trepeta 10 year options to purchase 100,000 shares exercisable at $.61 per share.

In May 2012, the Company granted each of Messrs. Iannucci, S. Trepeta, and Arnost options to purchase 50,000 shares exercisable at $.75 per share over a term of 10 years.

In July 2012, the Company approved and in January 2013 the Company implemented amending the employment agreements of Messrs. Julia and M. Trepeta to expire on February 28, 2017, subject to an automatic one year renewal on March 1, 2013 and on each March 1st thereafter, unless the Employment Agreement is terminated in accordance with its terms on or before December 30th of the prior calendar year.

On February 13, 2013, the Company granted each of its five directors 10-year options to purchase 50,000 shares of Common Stock, exercisable at $.25 per share. On March 1, 2013 the Company granted Messrs. Julia and M. Trepeta 10-year options to purchase 100,000 shares exercisable at $1.00 per share.

On March 1, 2013, the Company granted each of Dean L. Julia and Micheal Trepeta 10 year options to purchase 100,000 shares exercisable at $.38 per share.

46

Director Independence

Domenico Iannucci and Thomas Arnost are the Company’s “independent directors.”  Mr. Arnost is a “financial expert”, but Mr. Iannucci is not deemed a “financial expert.”

Under the National Association of Securities Dealers Automated Quotations definition, an “independent director” means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board’s discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years;  (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of Ace has served on that company’s compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of Ace’s outside auditor.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by New York state law. Our By-laws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by New York law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of our common stock offered by the Selling Stock Holders has been passed upon by the law firm of Lucosky Brookman LLP.

EXPERTS

The consolidated financial statements of Ace Marketing & Promotions, Inc. as of December 31, 2012 and 2011, appearing in the prospectus and registration statement have been audited by Peter Messineo, CPA, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report on the authority of such firm as experts in accounting and auditing.

Principal Accountant Fees and Services.

Peter Messineo has served as our independent auditors for the past two fiscal years.

47

The following table presents aggregate fees for professional services rendered by our independent registered public accounting firm, Peter Messineo for the audit of our annual consolidated financial statements for the years ended December 31, 2011 and 2012.

	Year Ended December 31,
	2011	2012
Audit fees	$18,000	$20,000
Audit- related fees	6,000	6,000
Tax fees	–	–
All other fees	–	–

Total fees	$24,000	$26,000

Policy on Board Pre-Approval of Services of Independent Registered Public Accounting Firm

Our Board has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Board has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the following year’s audit, management will submit to the Board for approval a description of services expected to be rendered during that year for each of following categories of services:

Audit services include audit work performed in the preparation and audit of the annual financial statements, review of quarterly financial statements, reading of annual, quarterly and current reports, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements.

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

Tax services consist principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

Other services are those associated with services not captured in the other categories. We generally do not request such services from our independent auditor.

Prior to the engagement, the Board pre-approves these services by category of service. The fees are budgeted, and the Board requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Board requires specific pre-approval before engaging the independent registered public accounting firm.

The Board may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit Board at its next scheduled meeting.

None of the services described above for 2011 or 2012 provided by Peter Messineo CPA were approved by the Board pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

48

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Ace Marketing & Promotions, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

49

ACE MARKETING &

PROMOTIONS, INC.

Notes to Consolidate Financial Statements	F-7

50

DKM Certified Public Accountants 2451 N. McMullen Booth Road, Suite 308 Clearwater Florida 33759-1362 727.444.0931 www.dkmcpas.com

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Ace Marketing & Promotions, Inc.

Garden City, NY

We have audited the accompanying consolidated balance sheet of Ace Marketing & Promotions, Inc. (the "Company") for the year ended December 31, 2012 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ace Marketing & Promotions, Inc. as of December 31, 2012 and the results of its consolidated operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

DKM Certified Public Accountants

Clearwater, Florida

February 18, 2013

F-1

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Ace Marketing & Promotions, Inc.

Valley Stream, New York

I have audited the accompanying consolidated balance sheets of Ace Marketing & Promotions, Inc. (the "Company") for the years ended December 31, 2011 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ace Marketing & Promotions, Inc. as of December 31, 2011 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

February 27, 2012

F-2

ACE MARKETING &
PROMOTIONS, INC.

Condensed Consolidated Balance Sheets

December 31,	2012	2011

Assets

Current Assets:
Cash and cash equivalents	$362,598	$605,563
Accounts receivable, net of allowance for doubtful accounts of $20,000 at 2012 and 2011, respectively	444,262	534,924
Prepaid expenses and other current assets	263,575	342,641
Total Current Assets	1,070,435	1,483,128

Property and Equipment, net	748,234	714,865

Other Assets	27,501	7,745
Total Assets	$1,846,170	$2,205,738

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$348,712	$399,924
Accrued expenses	160,098	121,821
Total Current Liabilities	508,810	521,745

Long Term Liability
Note Payable	298,376	–

Commitments and Contingencies	–	–

Stockholders' Equity:
Preferred Stock, $.0001 par value; 5,000,000 shares authorized, 220,000 and 0 shares issued and outstanding at December 31, 2012 and December 31, 2011 respectively	22	–
Common stock, $.0001 par value; 100,000,000 shares authorized; 30,252,938 and 23,284,236 shares issued and outstanding at 2012 and 2011, respectively	3,025	2,328
Additional paid-in capital	14,485,740	10,997,407
Accumulated deficit	(13,418,302)	(9,284,241)
	1,070,485	1,715,494
Less: Treasury Stock, at cost, 23,334 shares	(31,501)	(31,501)
Total Stockholders' Equity	1,038,984	1,683,993
Total Liabilities and Stockholders' Equity	$1,846,170	$2,205,738

See notes to condensed consolidated financial statements.

F-3

ACE MARKETING &
PROMOTIONS, INC.

Condensed Consolidated Statements of Operations
Years Ended December 31,

	2012	2011

Revenues, net	$2,890,652	$3,243,318
Cost of Revenues	2,170,265	2,417,834
Gross Profit	720,387	825,484

Operating Expenses:
Selling, general and administrative expenses	4,667,122	3,033,448
Total Operating Expenses	4,667,122	3,033,448

Loss from Operations	(3,946,735)	(2,207,964)

Other Income (Expense):
Interest expense	(62,689)	(2,177)
Beneficial Conversion Feature	(120,254)
Interest income	436	633
Loss on abandonment of fixed assets	(4,819)
Total Other Income (Expense)	(187,326)	(1,544)

Net Loss	$(4,134,061)	$(2,209,508)

Net Loss Per Common Share:

Basic	$(0.16)	$(0.11)

Weighted Average Common Shares Outstanding:

Basic	26,216,795	20,566,338

See notes to condensed consolidated financial statements.

F-4

ACE MARKETING &
PROMOTIONS, INC.

Consolidated Statement of Stockholders' Equity
For the Years Ended December 31, 2012 and 2011

	Total					Additional
	Stockholders’	Preferred Stock		Common Stock		Paid-in		Treasury Stock
	Equity	Shares	Amount	Shares	Amount	Capital	(Deficit)	Shares	Amount
Balance, at December 31, 2010	$1,196,215	–	$–	16,834,260	$1,683	$8,300,766	$(7,074,733)	23,334	$(31,501)
Stock Purchase	2,222,727	–	–	5,616,666	562	2,222,165	–	–	–
Warrant Grant	25,522	–	–	134,810	13	25,509	–	–	–
Stock Grant	141,153	–	–	698,500	70	141,083	–	–	–
Stock Compensation	307,884	–	–	–	–	307,884	–	–	–
Net Loss	(2,209,508)	–	–	–	–	–	$(2,209,508)	–	–
Balance, at December 31, 2011	$1,683,993	–	–	23,284,236	$2,328	$10,997,407	$(9,284,241)	23,334	$(31,501)
Stock Purchase	1,752,240	–	–	4,208,872	434	1,751,806	–	–	–
Stock Grant	1,210,911	–	–	1,926,496	179	1,210,732	–	–	–
Stock Purchase Preferred	470,000	470,000	47	–	–	469,953	–	–	–
Conversion of preferred stock	–	(250,000)	(25)	833,334	84	(59)	–	–	–
Option Grant	219,647	219,647
Warrant Grant	50,684	–	–	–	–	50,684	–	–	–
Beneficial Conversion Feature	120,254	–	–	–	–	120,254	–	–	–
Closing costs on equity issuance	(334,684)	–	–	–	–	(334,684)	–	–	–
Net Loss	(4,134,061)	–	–	–	–	–	(4,134,061)	–	–
Balance, at December 31, 2012	$1,038,984	220,000	$22	30,252,938	$3,025	$14,485,740	$(13,418,302)	23,334	$(31,501)

See notes to condensed consolidated financial statements.

F-5

ACE MARKETING &
PROMOTIONS, INC.

Condensed Consolidated Statements of Cash Flows

	2012	2011
Cash Flows from Operating Activities:
Net loss	$(4,134,061)	$(2,209,508)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	233,825	129,607
Stock-based compensation	1,481,242	474,556
Beneficial conversion feature	120,254
Amortization of deferred financing costs	32,851
Abandonment of assets	4,819
Changes in operating assets and liabilities:
(Increase) decrease in operating assets:
Accounts receivable	90,662	(236,032)
Prepaid expenses and other assets	59,310	(124,304)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(12,935)	179,680
Total adjustments	2,010,028	423,507
Net Cash Used in Operating Activities	(2,124,033)	(1,786,001)
Cash Flows from Investing Activities:
Acquisition of property and equipment	(272,013)	(594,744)
Net Cash Used in Investing Activities	(272,013)	(594,744)
Cash Flows from Financing Activities:
Proceeds from Loan	265,525	–
Proceeds from issuance of stock	1,887,556	2,222,727
Net Cash Provided by Financing Activities	2,153,081	2,222,727
Net Increase (Decrease) in Cash and Cash Equivalents	(242,965)	(158,018)
Cash and Cash Equivalents, beginning of period	605,563	763,581
Cash and Cash Equivalents, end of period	$362,598	$605,563
Supplemental Disclosure Information:
Cash paid for interest	$62,689	$2,177
Cash paid for taxes	$–	$–

See notes to condensed consolidated financial statements.

F-6

ACE MARKETING & PROMOTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS - Ace Marketing & Promotions, Inc. (the "Company") is a full service advertising specialties and promotional products company that distributes items typically with logos to large corporations, schools and universities, financial institutions and not-for-profit organizations. Specific categories of promotional products include advertising specialties, business gifts, incentives and awards, and premiums.

In Fiscal 2008, the Company became an authorized distributor, provider and reseller of mobile advertising solutions. To date, the Company has not generated any significant revenue from this segment.

PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of Ace Marketing & Promotions, Inc. and its wholly owned subsidiary, Mobiquity Networks, Inc.  All intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION - Revenue is recognized when title and risk of loss transfers to the customer and the earnings process is complete. In general, title passes to our customers upon the customer's receipt of the merchandise. Revenue is recognized on a gross basis since the Company has the risks and rewards of ownership, latitude in selection of vendors and pricing, and bears all credit risk. Advance payments made by customers are included in customer deposits.

The Company records all shipping and handling fees billed to customers as revenues and related costs as cost of goods sold, when incurred.

Additional source of revenue, derived from emails/texts directly to consumers are recognized under contractual arrangements. Revenue from this advertising method is recognized at the time of service provided.

ALLOWANCE FOR DOUBTFUL ACCOUNTS - Management must make estimates of the uncollectability of accounts receivable. Management specifically analyzes accounts receivable and analyzes historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are being amortized using the straight-line method over the estimated useful lives of the related assets or the remaining term of the lease. The costs of additions and improvements, which substantially extend the useful life of a particular asset, are capitalized. Repair and maintenance costs are charged to expense. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the account and the gain or loss on disposition is reflected in operating income.

F-7

ACE MARKETING & PROMOTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

CONCENTRATION OF CREDIT RISK - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables and cash and cash equivalents.

Concentration of credit risk with respect to trade receivables is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across geographic areas principally within the United States. The Company routinely addresses the financial strength of its customers and, as a consequence, believes that its receivable credit risk exposure is limited.

The Company places its temporary cash investments with high credit quality financial institutions. At times, the Company maintains bank account balances, which exceed FDIC limits. The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant credit risk on cash. Management does not believe significant credit risk exists at December 31, 2012 and 2011.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with a maturity of three months or less, as well as bank money market accounts, to be cash equivalents.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET INCOME PER SHARE - Basic net income per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the impact of common shares issuable upon exercise of stock options. The number of common shares potentially issuable upon the exercise of certain options and warrants that were excluded from the diluted loss per common share calculation was approximately 18,895,000 and 16,100,000 because they are anti-dilutive, as a result of a net loss for the years ended December 31, 2012 and 2011, respectively.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, and establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of December 31, 2012 and 2011. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, and promissory note, approximated fair value as of December 31, 2012 and 2011 , because of the relatively short-term maturity of these instruments and their market interest rates.

F-8

ACE MARKETING & PROMOTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

ADVERTISING COSTS - Advertising costs are expensed as incurred. For the years ended December 31, 2011 and 2012 there were no expenses for 2011, in 2012 costs were $1,404.

ACCOUNTING FOR STOCK BASED COMPENSATION. Stock based compensation cost is measured at the grant date fair value of the award and is recognized as expense over the requisite service period.  The Company uses the Black-Sholes option-pricing model to determine fair value of the awards, which involves certain subjective assumptions.  These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected term”), the estimated volatility of the Company’s common stock price over the expected term (“volatility”) and the number of options for which vesting requirements will not be completed (“forfeitures”). Changes in the subjective assumptions can materially affect estimates of fair value stock-based compensation, and the related amount recognized on the consolidated statements of operations.  Refer to Note 8 “Stock Option Plans” in the Notes to Consolidated Financial Statements in this report for a more detailed discussion.

INCOME TAXES - Deferred income taxes are recognized for temporary differences between financial statement and income tax basis of assets and liabilities for which income tax or tax benefits are expected to be realized in future years. A valuation allowance is established to reduce deferred tax assets, if it is more likely than not, that all or some portion of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

NOTE 2: PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following at December 31:

	USEFUL LIVES	2012	2011

Furniture and Fixtures	5 years	$1,205,673	$986,785
Leasehold Improvements	5 years	4,084	8,919
		1,209,757	995,704
Less Accumulated Depreciation		461,523	280,839
		$748,234	$714,865

Depreciation expense for the years ended December 31, 2012 and 2011 was $233,825 and $129,607, respectively.

F-9

ACE MARKETING & PROMOTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 3: INCOME TAXES

The provision for income taxes for the years ended December 31, 2012 and 2011 is summarized as follows:

	2012	2011
Current:
Federal	$–	–
State	–	–
	–	–
Deferred:
Federal	–	–
State	–	–
	$–	$–

The Company has federal and state net operating loss carry forwards of approximately $8,403,000, which can be used to reduce future taxable income through 2030. The Company is open for tax years for the years ended 2008 through present.

The tax effects of temporary differences which give rise to deferred tax assets (liabilities) are summarized as follows:

	YEARS ENDED DECEMBER 31,
	2012	2011

Deferred Tax Assets:
Net operating loss carry-forwards	4,445,000	$2,808,000
Stock based compensation	1,940,000	1,276,000
Allowance for doubtful accounts	8.000	8,000
Deferred Tax Assets	6,393,000	4,092,000
Less Valuation Allowance	6,393,000	4,092,000
Net Deferred Tax Asset	$–	$–

 A reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:

	YEARS ENDED DECEMBER 31,
	2012		2011

Federal Statutory Tax Rate	34.00%		34.00%
State Taxes, net of Federal benefit	6.00%		6.00%
Change in Valuation Allowance	(40.00%	)	(40.00%	)
Total Tax Expense	0.00%		0.00%

F-10

ACE MARKETING & PROMOTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 4: STOCKHOLDERS’ EQUITY

During fiscal 2006, the Company completed a private placement (the "Offering") through the sale of 15.859 units (each consisting of 60,000 common shares and 30,000 Class C Warrants) at a purchase price of $105,000 per unit for net proceeds of $1,420,937, net of transaction costs of approximately $244,000. Each Class C Warrant has an exercise price of $1.75 per share and expires on June 30, 2009. The Class C Warrants expired on September 30, 2009.

Pursuant to the Offering, the Placement Agent was issued 139,680 shares of the Company's common stock and a warrant to purchase 95,160 shares of common stock at an exercise price of $1.00 per share. The Placement Agent warrants expired on June 29, 2011.

In February 2009, we sold 500,000 shares of our Common Stock at an exercise price of $.50 per share, payable one-half immediately and the balance in March 2009 through the retirement of a $125,000 Note.

On July 14, 2009, the Company entered into a Placement Agent Agreement with Sierra Equity Group LLC, a FINRA registered broker-dealer ("Sierra"), to attempt to raise additional financing through the sale of its Common Stock and Warrants. Between August 21, 2009 and October 15, 2009, the Company closed on gross proceeds of $499,250 and received net cash proceeds of approximately $403,000, after commissions of approximately $50,000, legal expenses of $40,000 and blue sky, escrow and printing expenses of approximately $7,000. The planned use of proceeds is to primarily expand the Company's mobile and interactive divisions. In connection with the offering, the Company entered into a Financial  Advisory  Agreement with  Sierra  pursuant to which Sierra would  receive 300,000 shares  of Common Stock and an additional 10% of the number of shares sold in the offering. The Company issued pursuant to the terms of the offering and the Financial Advisory Agreement an aggregate of 717,253 shares of Common Stock at an average per share price of $.696 per share and 358,627 Warrants exercisable at $1.00 per share to investors in the offering and an aggregate of 371,725 shares and 35,863 Warrants to Sierra.

On December 8, 2009, Ace Marketing & Promotions, Inc. entered into an Introducing Agent Agreement with Legend Securities, Inc., a FINRA registered broker-dealer ("Legend"), to attempt to raise additional financing through the sale of its Common Stock and Warrants. Between December 8, 2009 and March 15, 2010, the Company closed on gross proceeds of $1,025,000 before commissions of $117,000. The planned use of proceeds is to primarily expand the Company's mobile and interactive divisions.  The Company issued pursuant to the terms of the offering an aggregate of 2,050,000 shares of Common Stock at a per share price of $.50 per share and 1,025,000 Warrants exercisable at $1.00 per share to investors in the offering and placement agent warrants to purchase an amount equal to 10% of the number of shares and the number of warrants sold in the offering.

In August 2010, the Company raised $175,000 in gross proceeds from the sale of 437,500 shares and a like number of Warrants expiring in August 2013.  The investor paid $0.40 per Share and received Warrants exercisable at $0.60 per Share.  In November 2010, the Company commenced a plan of financing and raised an additional $800,500 in financing from the sale of 2,934,999 Shares of its restricted Common Stock at $0.30 per Share and Class E Common Stock Purchase Warrants to purchase a like number of Shares, exercisable at $0.30 per Share through August 31, 2013. Subsequent to the completion of the second financing, the Company agreed to adjust the terms of the August 2010 transaction and issue to the August 2010 investor Shares and  Class E Warrants on the same terms as those sold in November - December 2010. Accordingly, an additional 145,833 Shares and a like number of Warrants were issued to the August 2010 investor, with the exercise price of the Warrants being lowered from $0.60 per Share to $0.30 per Share.

In March 2011, the Company commenced a private placement offering. Pursuant to said offering between March 29, 2011 and April 19, 2011, the Company raised $755,000 in gross proceeds from the sale of 2,516,666 shares of common stock and a like number of warrants, exercisable at $.30 per share through August 31, 2013. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

Between May 25, 2011 and June 3, 2011, the Company received gross proceeds of $461,250 from the sale of 1,025,000 shares of Common Stock at a purchase price of $.45 per share. The sale of stock was also accompanied by Warrants expiring on May 31, 2014. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

F-11

ACE MARKETING & PROMOTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

In July 2011, the Company commenced a private placement offering. Pursuant to said offering between July 14, 2011 and August 1, 2011, the Company raised $975,000 in gross proceeds from the sale of 1,950,000 shares of common stock and a like number of warrants, exercisable at $.60 per share through July 31, 2014.  Of the $975,000, $250,000 was invested by Thomas Arnost who later became a director of the Company in December 2011. Mr. Arnost received 500,000 shares of Common Stock and Warrants to purchase 500,000 shares in the offering. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

On January 30, 2012, the Company’s private placement offering was terminated. Rockwell Global Capital LLC acted as Placement Agent. The Company received gross proceeds of $575,000 from the sale of 958,338 shares of Common Stock at a purchase price of $.60 per share. The private placement offering also included the sale of Warrants to purchase 191,671 shares of Common Stock, exercisable at $.60 per share and expiring on January 18, 2016. The Placement Agent received a $25,000 advisory fee, $51,750 in commissions and warrants to purchase 95,833 shares identical to the warrants sold to investors in the offering. Exemption is claimed for the sale of securities pursuant to Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

The Company is required to file a Registration Statement with the Securities and Exchange Commission (“SEC”) to register the resale of the shares of Common Stock sold in the private placement offering and the resale of the shares of Common Stock issuable upon exercise of the Class AA Warrants (collectively the “Registrable Shares”).  If a Registration Statement covering the Registrable Shares is not filed with the SEC on or before March 15, 2012 or is not declared effective within 120 days of January 30, 2012 (subject to a 60 day extension in the event the SEC is performing a full review of the Registration Statement), the Company shall pay to each investor as liquidated damages, a payment equal to 1.5% of the aggregate amount invested by such investor in the offering, cumulative for every 30 day period until such Registration Statement has been filed or declared effective or a portion thereof, up to a maximum of 15% per annum. The Company, at its sole discretion, elected to pay the liquidated damage payment in Common Stock. As of December 31,2012, the Registration Statement has not been filed and the Company has elected to issue the maximum liquidation damages for a period of one year of an aggregate of 197,860 shares.

In April 2012, the Company received $270,000 from the exercise of Warrants and issued 900,000 shares of its Common Stock.  Between April 1, 2012 and May 15, 2012, the Company sold 470,000 shares of Series 1 Convertible Preferred Stock at $1.00 per share pursuant to an ongoing plan of financing. The Series 1 Preferred Stock has the following rights, preferences and privileges:

•	Automatic Conversion into Common Stock. Each Preferred Share shall automatically convert on March 31, 2013 into shares of the Company’s Common Stock (the “Common Shares”) based on a conversion price of the lower of $.60 per share or an amount equal to 90% of the average closing sales price for the Company’s Common Stock on the OTC Bulletin Board (or Pink Sheets) for the 20 trading days immediately preceding March 31, 2013, with a floor of $.45 per share. The number of shares of Common Stock issuable pursuant to the automatic conversion ranges from a minimum of 366,666 shares to a maximum of 488,888 shares.
•	Optional Conversion into Common Stock. Commencing July 1, 2012, each Preferred Share shall at the option of the holder become convertible into Common Shares based on a conversion price of the lower of $.60 per share or 85% of the average closing sales price for the Company’s Common Stock on the OTC Bulletin Board (or Pink Sheets) for the 20 trading days immediately preceding the Conversion Date, with a floor of $.45 per share. The number of shares of Common Stock issuable pursuant to the optional conversion ranges from a minimum of 366,666 shares to a maximum of 488,888 shares.
•	Conversion Premium. Upon calculation of the number of Common Shares, the Preferred Shareholder is entitled to receive upon conversion of Series 1 Preferred Stock into Common Stock, the investor will receive an additional 8% premium. Accordingly, once the number of Common Shares is determined based upon the automatic conversion or optional conversion formulas set forth above, the investor will have that number of Common Stock multiplied by 1.08 (i.e. 108%) to determine the actual number of Common Shares to be issued upon conversion.
•	Voting. The Preferred Shares shall have no voting rights until converted into Common Shares, except as otherwise required by applicable state law.
•	Dividends. The Preferred Shares shall have no dividend rights until converted into Common Shares, except as otherwise required by applicable state law.
•	Liquidation Preference. The Preferred Shares shall have no liquidation preference and shall be treated the same as a holder of Common Shares.
•	Call Option. The Company may call the Preferred Shares for redemption at a price of $1.08 per share at any time on or after July 1, 2012, subject to the investor’s right of conversion upon no less than 10 days prior written notice of redemption to each Preferred Shareholder, which notice may only be provided to the holders so long as the Company completes a financing or series of financings totaling at least $2 million in gross proceeds (excluding monies raised from the sale of the Series 1 Preferred Stock).
F-12

ACE MARKETING & PROMOTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

On July 10, 2012, the Company sold 1,347,201 shares of its Common Stock to various investors at $.45 per share subject to certain anti-dilution rights for a period of twenty four months. Due to the Company’s November 2012 offering at $.30 per share as described below, the Company issued an additional 673,598 shares pursuant to the aforementioned anti-dilution rights. The Company received gross proceeds of $606,240 before offering costs. Each investor received Fixed Price Warrants to purchase 50% of the number of shares of Common Stock purchased in the Offering. The Fixed Price Warrants are exercisable at any time from the date of issuance through July 10, 2017 at an exercise price of $.55. Each investor also received a Warrant to purchase 20% of the number of shares that were purchased in the Offering (the “Milestone Warrants”). The Milestone Warrants will automatically be exercised without any additional consideration to be paid in the event the Company reports audited gross revenues of less than $5,000,000 for the period July 1, 2012 through June 30, 2013 unless the volume weighted average price for the Company’s Common Stock exceeds $1.00 per share for a period of at least 30 trading days prior to January 5, 2013. Exemption from registration for the sale of securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In November, 2012, the Series 1 preferred stock investors who invested an aggregate of $250,000 in April 2012 at a $1 per share agreed to convert their 250,000 preferred shares into an aggregate of 833,334 common shares and warrants to purchase 416,667 shares, which warrants are identical to the warrants which were sold to the Legend investors described below. The remaining 220,000 shares of outstanding Series 1 Preferred Stock will automatically convert into a maximum of approximately 528,000 shares of restricted Common Stock on March 31, 2013.

In November 2012, the aforementioned Series 1 stock investors, who invested an aggregate of $250,000 in April 2012 together with another Common Stock holder, invested $301,000 at an offering price of $.30 per share and received 1,003,334 shares of Common Stock and Warrants to purchase 501,667 shares, exercisable at $.50 per share through December 15, 2017. Exemption from registration for the sale of securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended.

F-13

ACE MARKETING & PROMOTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 5: SHARE-BASED COMPENSATION

WARRANTS - On January 4, 2010, the Company issued 6,000 Warrants to purchase Common Stock to an independent consultant to manage sales relationships.  The services were recorded equal to the value of the shares at the date of grant and an expense of $3,051 is included in the operating expenses for the year ended December 31, 2010.

On August 17, 2010, the Company issued 145,600 Warrants to purchase Common Stock to franchisee owners of a chain store for the purpose of placing proximity marketing units in their business locations.

On January 20, 2011, the Company issued 100,000 shares of restricted Common Stock and Warrants to purchase 200,000 shares of Common Stock for the business development agreement.

In July 2012 and November 2012 the Company issued to consultants five year warrants to purchase 37,250 shares and 125,000 shares respectively, at exercise prices ranging from $.35 per share to $.55 per share.

RESTRICTED STOCK GRANTS - In January 2010, the Company entered into an agreement with a consulting firm to provide services over the next twelve months.  The agreement provides for the issuance of 100,000 restricted Common Stock.

In January 2010, the Company also entered into an agreement with two individuals to provide services over the next twelve months.  The agreement provides for the issuance of 57,500 shares and 52,500 restricted common shares of Common Stock which vest immediately.

In December 2010, the Company entered into an agreement with a consulting firm to provide services to the Corporation.  50,000 shares of stock were granted to the consultant during the fourth quarter of 2010.

On January 20, 2011, the Company issued to an independent contractor 50,000 shares of common stock in exchange for consulting services rendered.

On May 25, 2011, the Company issued 100,000 shares of Common Stock as a consulting fee to an independent contractor assisting the Company structure a stock deal.

On August 17, 2011, the Company issued 65,000 shares of Corporation’s Common Stock to retain the services of two outside representatives for an additional three years.

On August 17, 2011, the Company issued 175,000 shares of the Corporation’s Common Stock in exchange for consulting services rendered.

On September 7, 2011, the Company issued 150,000 shares of restricted Common Stock to an independent contractor for investor relations and public relations.

On December 20, 2011, the Company approved the grant of 200,000 options to purchase Company stock options to an individual who accepted the position on the board of directors.

On December 29, 2011, the Company issued 66,000 restricted Common Stock in exchange for computer consulting services.

During the past three years, the Company has granted under our 2005 Plan certain employees and consultants restricted stock awards for services for the prior year with vesting to occur after the passage of an additional 12 months. These awards totaled 51,000 Shares for 2009, subject to continued services with the Company through December 31, 2009.  These awards totaled 105,000 Shares for 2010 subject to continued services with the Company through December 31, 2010.  These awards totaled 45,000 Shares for 2011 subject to continued services with the Company through December 31, 2012.

F-14

ACE MARKETING & PROMOTIONS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

All stock options under the Plan are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options generally vest over periods ranging from one to three years and generally expire either five or ten years from the grant date.

The Company's Plan is accounted for, in accordance with the recognition and measurement provisions requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission which provides the staff's views regarding the interaction between certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model.  The expected volatility is based upon historical volatility of the Company's stock and other contributing factors. The expected term is based upon observation of actual time elapsed between date of grant and exercise of options for all employees. Previously such assumptions were determined based on historical data.

In June, 2011, the Company hired an advisor to provide investor awareness and business advisory services at a cost of $10,000 per month and 25,000 shares of restricted stock. For January through June 2012 the Company issued 150,000 shares of common stock for consulting services. Pursuant to an agreement effective June, 2012 the Company agreed to pay the adviser $10,000 per month plus 100,000 shares per quarter. A total of 200,000 shares of common stock were issued for the last six months of 2012. The advisory agreement was terminated in November 2012 and then a new agreement was entered into pursuant to which the adviser received five year warrants to purchase 125,000 shares of common stock exercisable at $.35 per share through November, 2017.

In April 2012 the Company entered into various business advisory agreements pursuant to which a total of 535,000 shares were issued in connection with services rendered. In September 2012, an aggregate of 71,040 shares of common stock were returned to the Company for cancellation to settle a dispute between the Company and certain consultants.

NOTE 6: STOCK COMPENSATION

The Company's results for the years ended December 31, 2012 and 2011 include employee share-based compensation expense totaling approximately $252,000 and $118,000 respectively. Such amounts have been included in the Statements of Operations within selling, general and administrative expenses. No income tax benefit has been recognized in the statement of operations for share-based compensation arrangements due to a history of operating losses.

F-15

ACE MARKETING & PROMOTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

The following table summarizes stock-based compensation expense for the years ended December 31, 2012 and 2011:

	Years Ended December 31,
	2012	2011
Employee stock based compensation-option grants	$238,500	$89,963
Employee stock based compensation-stock grants	13,500	28,500
Non-Employee stock based compensation-option grants	297,011	252,378
Non-Employee stock based compensation-stock grants	881,547	65,454
Non-Employee stock based compensation-stock warrant	50,684	38,264
	$1,481,242	$474,559

NOTE 7: LOSS PER SHARE

Authoritative guidance requires dual presentation of basic and diluted earnings per share ("EPS") with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

NOTE 8: STOCK OPTION PLANS

During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the "2005 Plan") for the granting of up to 2,000,000 non-statutory and incentive stock options and stock awards to directors, officers, consultants and key employees of the Company. On June 9, 2005, the Board of Directors amended the Plan to increase the number of stock options and awards to be granted under the Plan to 4,000,000.  During Fiscal 2009, the Company established a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company covering 4,000,000 shares. This plan was adopted by the Board of Directors and approved by stockholders in October 2009 and shall be known as the 2009 Employee Benefit and Consulting Services Compensation Plan (the "2009 Plan"). (The 2005 and 2009 Plans are collectively referred to as the “Plans” and the Company has a combined 8,000,000 shares available for issuance under the Plans.)

F-16

ACE MARKETING & PROMOTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

All stock options under the Plans are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options vest over varying periods and generally expire either 5 or 10 years from the grant date. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. For option grants, the Company will take into consideration payments subject to the provisions of ASC 718 "Stock Compensation", previously Revised SFAS No. 123 "Share-Based Payment" ( "SFAS 123 (R)"). The fair values of these restricted stock awards are equal to the market value of the Company's stock on the date of grant, after taking into certain discounts. The expected volatility is based upon historical volatility of our stock and other contributing factors. The expected term is based upon observation of actual time elapsed between date of grant and exercise of options for all employees. Previously, such assumptions were determined based on historical data.

The weighted average assumptions made in calculating the fair values of options granted during the years ended December 31, 2012 and 2011 are as follows:

	Years Ended December 31,
	2012	2011

Expected volatility	303.1%	203.04%
Expected dividend yield	–	–
Risk-free interest rate	1.06%	1.88%
Expected term (in years)	6.65	6.54

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Share	Price	Term	Value

Outstanding, January 1, 2012	3,505,000	$.84	4.85	171,600
Granted	1,120,000	$.54
Exercised	–	–
Cancelled / Expired	(50,000)	$1.00

Outstanding, December 31, 2012	4,575,000	$.76	4.36	27,000

Options exercisable, December 31, 2012	4,575,000	$.76	4.36	–

The weighted-average grant-date fair value of options granted under the Plans during the years ended December 31, 2012 and 2011 was $.54 and $0.43.

The aggregate intrinsic value of options outstanding and options exercisable at December 31, 2012 is calculated as the difference between the exercise price of the underlying options and the market price of the Company's common stock for the shares that had exercise prices, that were lower than the $.60 closing price of the Company's common stock on December 31, 2012.

As of December 31, 2012, the fair value of unamortized compensation cost related to unvested stock option awards was zero. As of December 31, 2011, the fair value of unamortized compensation cost related to unvested stock option awards was approximately $31,200. Unamortized compensation cost as of December 31, 2011 was expected to be recognized over a remaining weighted-average vesting period of 1.25 years.

F-17

ACE MARKETING & PROMOTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

The weighted average assumptions made in calculating the fair value of warrants granted during the years ended December 31, 2012 and 2011 are as follows:

	Years Ended
	2012	2011

Expected volatility	52.88%	56.83%
Expected dividend yield	–	–
Risk-free interest rate	.3%	1.07%
Expected term (in years)	3.5	3.0

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Share	Price	Term	Value
Outstanding, January 1, 2012	12,570,642	$.48	1.84	1,943,000
Granted	2,648,890	$.57
Exercised	(900,000)	–
Cancelled/Expired		–
Outstanding, December 31, 2012	14,319,532	$.55	1.56	10,000

Warrants exercisable, December 31, 2012	14,319,532	$.55	1.56	–

F-18

ACE MARKETING & PROMOTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

COMMON SHARES RESERVED

	12-31-2012	12-31-2011

Stock Option Plans	4,575,000	3,365,000
	551,600	551,600
Class D Warrants	2,062,377	2,062,377
Class E Warrants	5,851,665	5,851,665
Class F Warrants	325,000	1,225,000

Class G Warrants	900,000	900,000
Class H Warrants	1,980,000	1,980,000
Class AA Warrants	1,730,556	0
Class BB Warrants	918,334	0

NOTE 9: COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS –

In February 2012, the Company entered into a lease agreement for new executive office space of approximately 4,200 square feet located at 600 Old Country Road, Suite 541, Garden City, NY 11530.   The lease agreement is for 63 months, commencing April 2012 and expiring June 2017. The annual rent under this office facility for the first year is estimated at $127,000, including electricity, subject to an annual increase of 3%. In the event of a default in which the Company is evicted from the office space, Ace would be responsible to the landlord for an additional payment of rent of $160,000 in the first year of the lease, an additional payment of $106,667 in the second year of the lease and an additional payment of rent of $53,333 in the third year of the lease. Such additional rent would be payable at the discretion of the Company in cash or in Common Stock of the Company.

The Company leases office space under non-cancelable operating leases in Farmingville, NY expiring in November 2013. The Company is obligated for the payment of real estate taxes under these leases. The Company is also currently leasing additional office space on a month-to-month basis. Minimum future rentals under non-cancelable lease commitments are as follows:

YEARS ENDING DECEMBER 31,
2013	$131,000
2014	120,000
2015	135,000
2016	139,000
2017 and thereafter	36,000
$561,000

Rent and real estate tax expense was approximately $736,700 and $337,500 for the years December 31, 2012 and 2011, respectively.

EMPLOYMENT CONTRACTS - On March 1, 2005, the Company entered into employment contracts with two of its officers. The employment agreements provide for minimum annual salaries plus bonuses equal to 5% of pre-tax earnings (as defined) and other perquisites commonly found in such agreements. In addition, pursuant to the employment contracts, the Company granted the officers options to purchase up to an aggregate of 400,000 shares of common stock.

F-19

ACE MARKETING & PROMOTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

On April 7, 2010, the Board of Directors approved a five-year extension of the employment contract of Dean L. Julia and Michael D. Trepeta to expire on March 1, 2015.  The Board approved the continuation of each officer’s current salary and scheduled salary increases which will next occur on March 1, 2011.  The Board also approved a signing bonus of stock options to purchase 200,000 shares granted to each officer which is fully vested at the date of grant and exercisable at $.50 per share through April 7, 2020; ten-year stock options to purchase 100,000 shares of Common Stock to be granted to each officer at fair market value on each anniversary date of the contract and extension thereof commencing March 1, 2011; and termination pay of one year base salary based upon the scheduled annual salary of each executive officer for the next contract year plus the amount of bonuses paid or entitled to be paid to the executive for the current fiscal year or the preceding fiscal year, whichever is higher.  In the event of termination, the executives will continue to receive all benefits included in the employment agreement through the scheduled expiration date of said employment agreement prior to the acceleration of the termination date thereof.

On August 22, 2007, the Company approved a three year extension of the employment contracts with two of its officers expiring on February 28, 2011. The employment agreements provide for minimum annual salaries with scheduled increases per annum to occur on every anniversary date of the contract and extension commencing on March 1, 2008. A signing bonus of options to purchase 150,000 shares granted to each executive were fully vested at the date of the grant and exercisable at $1.20 per share through August 22, 2017. Ten year options to purchase 50,000 shares of common stock are to be granted at fair market value on each anniversary date of the contract and extension commencing March 1, 2008. Termination pay of one year base salary based upon the scheduled annual salary of each executive officer for the next contract year, plus the amount of bonuses paid (or entitle to be paid) to the executive for the current fiscal year of the preceding fiscal year, whichever is higher. On April 7, 2010, the Board of Directors approved a five-year extension of the employment contracts of Dean L. Julia and Michael D. Trepeta to expire on March 1, 2015. The Board approved the continuation of each officer's current annual salary and scheduled salary increases. The Board also approved a signing bonus of stock options to purchase 200,000 shares granted to each officer which is fully vested at the date of grant and exercisable at $.50 per share through April 7, 2020; ten-year stock options to purchase 100,000 shares of Common Stock to be granted to each officer at fair market value on each anniversary date of the contract and extension thereof commencing March 1, 2011.

In July 2012, the Company approved and in January 2013 the Company implemented amending the employment agreements of Messrs. Julia and M. Trepeta to expire on February 28, 2017, subject to an automatic one year renewal on March 1, 2013 and on each March 1st thereafter, unless the Employment Agreement is terminated in accordance with its terms on or before December 30th of the prior calendar year. In the event of termination without cause, the executives will continue to receive all salary and benefits included in the employment agreement through the scheduled expiration date of said employment agreement prior to the acceleration of the termination date thereof, plus one year termination pay as per the employment amendment of April 2010.

TRANSACTIONS WITH MAJOR CUSTOMERS - The Company sells its products to a geographically diverse group of customers, performs ongoing credit evaluations of its customers and generally does not require collateral. During the year ended December 31, 2012 a customer accounted for approximately 5% of net revenues and for the year ended December 31, 2011 a customer accounted for approximately 7 % of net revenues.  The Company holds on hand certain items that are ordered on a regular basis.

NOTE 10: SUPPLEMENTARY INFORMATION - STATEMENT OF CASH FLOWS

Cash paid during the years for:

	YEARS ENDED DECEMBER 31,
	2012	2011

Interest	$62,689	$2,177

Income Taxes	$–	$–

F-20

ACE MARKETING & PROMOTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 11: SEGMENT INFORMATION

Reportable operating segment is determined based on Ace Marketing & Promotion Inc.’s management approach. The management approach, as defined by accounting standards which have been codified into FASB ASC 280, “Segment Reporting,” is based on the way that the chief operating decision-maker organizes the segments within an enterprise for making decisions about resources to be allocated and assessing their performance. Our chief operating decision-maker is our Chief Executive Officer and Chief Financial Officer.

While our results of operations are primarily reviewed on a consolidated basis, the chief operating decision-maker also manages the enterprise in two operating segments: (i) Branding & Branded Merchandise (ii) Mobil Marketing

Corporate management defines and reviews segment profitability based on the same allocation methodology as presented in the segment data tables below:

	Ace Marketing & Promotions, Inc.	Mobiquity Networks Inc.	Total
Net sales	$2,821,782	68,870	$2,890,652
Operating (loss)	(2,139,569)	(1,573,341)	(3,712,910)
Interest income	436	–	436
Interest (expense)	(62,689)	–	(62,689)
Beneficial Conversion Feature	(120,254)	–	(120,254)
Loss on abandonment of fixed assets	(4,819)	–	(4,819)
Depreciation and amortization	(51,006)	(182,819)	(233,825)
Net Loss	(2,377,901)	(1,756,160)	(4,134,061)
Total assets at December 31, 2012	1,265,793	580,377	1,846,170

All intersegment sales and expenses have been eliminated from the table above.

NOTE 12. COMMITTED EQUITY FACILITY AGREEMENT/REGISTRATION RIGHTS AGREEMENT

On June 12, 2012, Ace Marketing & Promotions, Inc. (the “Company”) finalized a committed equity facility (the “Equity Facility”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”), whereby the parties entered into as of May 31, 2012 (i) a committed equity facility agreement (the “Equity Agreement”) and (ii) a registration rights agreement (the “Registration Rights Agreement”).

Committed Equity Facility Agreement

On June 12, 2012, the Company finalized an Equity Agreement with TCA. Pursuant to the terms of the Equity Agreement, for a period of twenty-four months commencing on the effective date of the Registration Statement (as defined herein), TCA shall commit to purchase up to $2,000,000 of the Company’s common stock (the “Shares”), pursuant to Advances (as defined below), covering the Registrable Securities (as defined below). The purchase price of the Shares under the Equity Agreement is equal to ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock during the five (5) consecutive trading days after the Company delivers to TCA an Advance notice in writing requiring TCA to advance funds (an “Advance”) to the Company, subject to the terms of the Equity Agreement.

The “Registrable Securities” include (i) the Shares; and (ii) any securities issued or issuable with respect to the Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

As further consideration for TCA entering into and structuring the Equity Facility, the Company shall pay to TCA a fee by issuing to TCA that number of shares of the Company’s common stock that equal a dollar amount of one hundred thousand dollars

F-21

ACE MARKETING & PROMOTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

($100,000) (the “Facility Fee Shares”). It is the intention of the Company and TCA that the value of the Facility Fee Shares shall equal $100,000. In the event the value of the Facility Fee Shares issued to TCA does not equal $100,000 after a ninth month evaluation date, the Equity Agreement provides for an adjustment provision allowing for necessary action to adjust the number of shares issued. In June 2012, the Company issued 196,078 shares of common stock as the initial Facility Fee Shares.

NOTE 13. CONVERTIBLE PROMISSORY NOTE

Registration Rights Agreement

On June 12, 2012, the Company finalized the Registration Rights Agreement with TCA. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities. The Company must use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC. To date, no Registration Statement has been filed by the Company.

On June 12, 2012, the Company closed on a security agreement dated as of May 31, 2012 (the “Security Agreement”) with TCA related to a $350,000 convertible promissory note issued by the Company in favor of TCA (the “Convertible Note”), which Convertible Note was funded by TCA on June 12, 2012. The maturity date of the Convertible Note is December 2013, and the Convertible Note bears interest at a rate of twelve percent (12%) per annum. The Convertible Note is convertible into shares of the Company’s common stock at a price equal to ninety-five percent (95%) of the average of the lowest daily volume weighted average price of the Company’s common stock during the five (5) trading days immediately prior to the date of conversion. The Convertible Note may be prepaid in whole or in part at the Company’s option without penalty. The Security Agreement grants to TCA a continuing, first priority security interest in all of the Company’s assets, wheresoever located and whether now existing or hereafter arising or acquired. The Company’s wholly-owned subsidiary, Mobiquity Networks, Inc., also entered into a similar Security Agreement and Guaranty Agreement.

NOTE 14: SUBSEQUENT EVENTS

(a)	In January 2013, the board of directors approved, subject to stock holder approval of a change in corporate name to “Applied Marketing Technologies, Inc.”

(b)	On November 27, 2012, the Company engaged Legend Securities, Inc. to act a Placement Agent in connection with a private placement offering, which offering was completed in January 2013. The Company received gross proceeds of $950,000 from the completion of said offering, including $100,000 and $50,000 from directors of the Company, Thomas Arnost and Sean Trepeta. In connection with this offering, the Company issued to Legend’s investors a total of approximately 3,166,670 shares of common stock. For every two shares invested, each investor received a warrant to purchase one share of common stock, exercisable at $.50 per share through December, 15, 2017. In addition to cash compensation, Legend received warrants to purchase 15% of the number of shares sold in the offering. The Placement Agent warrants are identical to the warrants sold to investors in the offering. After the aforementioned offering, a current stockholder of the Company invested a total of $60,000 into the Company and in February 2013, another current stockholder of the Company invested $160,000 into the Company. In both cases, the current stockholders received the same terms as those offered to the Legend Securities investors. As a result of these offerings completed in January/February 2013, the Company received gross proceeds of $1,170,000 to improve its financial condition and for use as general working capital with an emphasis on its Proximity Marketing business. Exemption from registration for the sale of securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended.

(c)	The Company, through its wholly-owned subsidiary, Mobiquity Networks, operates the largest mall-based proximity marketing network in the United States covering 75 malls and a potential audience of approximately 95 million consumers. The Company has been licensing the U.S. rights to its proximity marketing units from FuturLink, SA, a pioneer in the field of location-based mobile marketing and purchasing its inventory directly from FuturLink. These proximity marketing units were developed by FuturLink with innovative platforms utilizing Bluetooth, Wi-Fi, QR (Quick Response codes) and NFC (Near Field Communications) to create, manage and deploy mobile marketing campaigns. On March 7, 2013, the Company acquired the assets of FuturLink in exchange for an undisclosed amount of cash, which cash was paid from the Company’s current working capital. These assets include, without limitation, the FuturLink technology (patents and source codes), trademark(s) and access point (proximity marketing) component parts.
F-22

ACE MARKETING & PROMOTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

As the technology owner, the Company realized immediate cost savings and will leverage the hardware and software included in its purchase to expand its mall-based footprint in the United States. The acquisition of FuturLink’s technology and corresponding patents provides the Company with vertical integration and provides it with flexibility and autonomy. By owning the technology, the Company has the ability to do the following:

•	Increase download speed for both Bluetooth and Wi–Fi,
•	Add customer dashboard for real-time reporting of campaign statistics,
•	Implementation of a rewards program to increase download loyalty,
•	Ability to deliver apps directly via Bluetooth and Wi-Fi
•	Reduce cost of proximity marketing units by approximately 60-70% and
•	Eliminate the payment of licensing fees to FuturLink of approximately $175,000 per annum.

It is the Company’s intention to continue its established relationship with Blue Bite, to maintain the proximity marketing network and to enhance the FuturLink platform capabilities through the integration of additional mobile solutions.

The acquisition of assets of FuturLink’s assets did not result in the acquisition of a significant subsidiary as defined under Article 1(w) of Regulation S-X.

(d)	In March 2013, TCA notified Ace that the facility fee of $100,000 needed to be paid in additional shares or cash. In this respect, the 196,078 shares of Common Stock previously advance by the Company to TCA toward the facility fee were sold by TCA and it realized net proceeds of approximately $48,000. In March 2013, the Company elected to pay the remaining facility fee in cash.

The Company has evaluated all subsequent events through the filing date of this form 10-K for appropriate accounting and disclosures.

F-23

5,000,000 Shares of

Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that which is set forth in this prospectus.  We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.  Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

April 12, 2013